Exhibit 99_17 ii

GRAPHIC

These securities have not been approved or disapproved by the Securities and Exchange Commission nor has the Commission passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

                                                           Heritage Equity Funds
--------------------------------------------------------------------------------

                                                                      Prospectus

                                                      Capital Appreciation Trust

                                                         Diversified Growth Fund

                                                              Growth Equity Fund

                                                         Growth and Income Trust

                                                       International Equity Fund

                                                              Mid Cap Stock Fund

                                                            Small Cap Stock Fund

                                                               Value Equity Fund

                                                                  Privacy Notice

                                                        Heritage Family of Funds

                                 January 3, 2005

                       [LOGO] Heritage FAMILY OF FUNDS(TM)
                       The Intelligent Creation of Wealth.

                 880 Carillon Parkway, St. Petersburg, FL 33716
                         (727) 567-8143 . (800) 421-4184

Table of Contents
--------------------------------------------------------------------------------

PROSPECTUS

HERITAGE EQUITY FUNDS
 Capital Appreciation Trust .............................................    P-1
 Diversified Growth Fund ................................................    P-4
 Growth Equity Fund .....................................................    P-7
 Growth and Income Trust ................................................   P-10
 International Equity Fund ..............................................   P-14
 Mid Cap Stock Fund .....................................................   P-19
 Small Cap Stock Fund ...................................................   P-22
 Value Equity Fund ......................................................   P-26

MANAGEMENT OF THE FUNDS
 Who Manages Your Fund ..................................................   P-30
 Distribution of Fund Shares ............................................   P-32

YOUR INVESTMENT
 Before You Invest ......................................................   P-33
 Choosing a Class of Shares .............................................   P-33
 Sales Charge Reductions and Waivers ....................................   P-35
 How to Invest ..........................................................   P-36
 How to Sell Your Investment ............................................   P-38
 How to Exchange Your Shares ............................................   P-40
 Account and Transaction Policies .......................................   P-40
 Dividends, Capital Gain Distributions and Taxes ........................   P-42

FINANCIAL HIGHLIGHTS
 Capital Appreciation Trust .............................................   P-44
 Diversified Growth Fund ................................................   P-45
 Growth Equity Fund .....................................................   P-46
 Growth and Income Trust ................................................   P-47
 International Equity Fund ..............................................   P-48
 Mid Cap Stock Fund .....................................................   P-49
 Small Cap Stock Fund ...................................................   P-50
 Value Equity Fund ......................................................   P-51

FOR MORE INFORMATION ....................................................   P-52

PRIVACY NOTICE

PRIVACY NOTICE TO CLIENTS OF HERITAGE FAMILY OF FUNDS ...................   PN-1

                              Heritage Equity Funds

Capital Appreciation Trust
--------------------------------------------------------------------------------

     Investment Objective. The Capital Appreciation Trust seeks long-term capital appreciation.

     Principal Investment Strategies. The Capital Appreciation Trust seeks to achieve its objective by investing, under normal market conditions, at least 65% of its total assets in common stocks selected for their potential to achieve capital appreciation over the long term.

     The fund's portfolio management team uses a "bottom-up" method of analysis based on fundamental research to determine which stocks to purchase for the fund. The portfolio management team purchases stock of companies that have the potential for attractive long-term growth in earnings, cash flow and total worth of the company. In addition, the portfolio management team prefers to purchase such stocks that appear to be undervalued in relation to the company's long-term growth fundamentals. The portfolio management team invests in the stocks of companies of any size without regard to market capitalization.

     The fund will invest primarily in common stocks of companies that the portfolio management team believes have established positions in their industries and the potential for favorable long-term returns. The true worth of the companies' stocks, however, may not be recognized by the market or the stocks may be currently out of favor with investors. Although the fund is diversified, it normally will hold a core portfolio of stocks of fewer companies than many other diversified funds. As a temporary defensive measure because of market, economic or other conditions, the fund may invest up to 100% of its assets in high-quality, short-term debt instruments or may take positions that are consistent with its principal investment strategies. To the extent that the fund invokes this strategy, its ability to achieve its investment objective may be affected adversely.

     Principal Risks. The greatest risk of investing in this fund is that its returns will fluctuate and you could lose money. This fund invests primarily in common stocks whose value may decrease in response to the activities of the company that issued the stock, general market conditions and/or economic conditions. If this occurs, the fund's net asset value also may decrease.

     Stock Market Risks. The value of the fund's stock holdings may decline in price because of changes in prices of those holdings or a broad stock market decline. These fluctuations could be a sustained trend or a drastic movement. The stock markets generally move in cycles, with periods of rising prices followed by periods of declining prices. The value of your investment may reflect these fluctuations.

     Growth Companies. Growth companies are expected to increase their earnings at a certain rate. When these expectations are not met, investors may punish the prices of stocks excessively, even if earnings showed an absolute increase. Growth company stocks also typically lack the dividend yield that can cushion stock prices in market downturns.

     Core Holdings. Because the fund normally will hold a core portfolio of stocks of fewer companies than many other diversified funds, the increase or decrease of the value of a single stock may have a greater impact on the fund's net asset value and total return.

     Mid-Cap and Small-Cap Companies. Investing in mid-cap and small-cap companies generally involves greater risk than investing in larger, more established companies. Both mid-cap and small-cap companies often have narrower markets and more limited managerial and financial resources than larger, more established companies. As a result, their performance can be more volatile and they face greater risk of business failure, which could increase the volatility of the fund's portfolio. Generally, the smaller the company size, the greater these risks.

                                  Prospectus 1

     How the Capital Appreciation Trust has Performed. The bar chart and table below illustrate annual fund and market benchmark returns for the periods ended December 31, 2003. This information is intended to give you some indication of the risk of investing in the fund by demonstrating how its returns have varied over time. The bar chart shows the Capital Appreciation Trust's Class A share performance from one year to another. The table shows what the return for each class of shares would equal if you average out actual performance over various lengths of time. The fund's past performance (before and after taxes) is not necessarily an indication of how the fund will perform in the future.

                                     [CHART]

                                    Bar chart

 1994    1995    1996    1997    1998    1999    2000    2001    2002     2003
-----   -----   -----   -----   -----   -----   -----   -----   ------   -----
-2.37   20.27   18.90   42.72   34.18   40.39   -8.55   -8.14   -24.39   26.65

     For the ten-year period through December 31, 2003, the Class A shares' highest quarterly return was 27.36% for the quarter ended December 31, 1999 and the lowest quarterly return was -24.63% for the quarter ended September 30, 2001. For the period from January 1, 2004 through September 30, 2004, the Class A shares' total return (not annualized) was -0.56%. These returns do not reflect sales charges. If the sales charges were reflected, the returns would be lower than those shown.

--------------------------------------------------------------------------------
AVERAGE ANNUAL TOTAL RETURNS (for the period ended December 31, 2003)*
--------------------------------------------------------------------------------

                                                              Class A Shares   Class B Shares   Class C Shares
                                             1 Year  5 Years    (10 Years)    (Life of Class)  (Life of Class)
                                             ------  -------  --------------  ---------------  ---------------
Class A Shares (Inception Date 12/12/85)
 Return Before Taxes.......................  20.63%    1.47%      11.14%            n/a               n/a
 Return After Taxes on Distributions.......  20.63%    0.47%       9.20%            n/a               n/a
 Return After Taxes on Distributions and
   Sale of Fund Shares.....................  17.54%    0.89%       8.81%            n/a               n/a

Class B Shares (Inception Date 01/02/98)
 Return Before Taxes.......................  25.72%    1.76%        n/a            6.54%              n/a

Class C Shares (Inception Date 04/03/95)
 Return Before Taxes.......................  25.66%    1.77%        n/a             n/a             12.42%
--------------------------------------------------------------------------------------------------------------
Indices
 S&P 500 Index**
   (reflects no deduction for fees,
   expenses or taxes)......................  28.68%   -0.57%      11.07%           3.78%            11.39%
 Russell 1000 Growth Index***
   (reflects no deduction for fees,
   expenses or taxes)......................  29.76%   -5.06%       9.21%           1.09%             9.13%

* The Capital Appreciation Trust's returns in this table are after deduction of sales charges and expenses.
** The Standard & Poor's 500 Composite Stock Index (S&P 500) is an unmanaged index of 500 U.S. stocks and gives a broad look at how stock prices have performed. Its returns do not include the effect of any sales charges. That means that actual returns would be lower if they included the effect of sales charges.
*** The Russell 1000 Growth Index measures performance of those Russell 1000 companies with higher price-to-book ratios and higher forecasted growth values and is representative of U.S. securities exhibiting growth characteristics. Its returns do not include the effect of any sales charges. That means that actual returns would be lower if they included the effect of sales charges.

     After-tax returns are calculated using the historically highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor's tax situation and may differ from those shown, and after-tax returns shown are not relevant to investors who hold their fund shares through tax-deferred arrangements, such as 401(k) plans or individual retirement accounts. After-tax returns are shown for Class A only and after-tax returns for Class B and Class C will vary.

                                  Prospectus 2

     What are the Costs of Investing in the Capital Appreciation Trust. The tables below describe the fees and expenses that you may pay if you buy and hold shares of the Capital Appreciation Trust. The fund's expenses are restated to reflect estimated expenses expected to be incurred for the fiscal year ending August 31, 2005.

--------------------------------------------------------------------------------
SHAREHOLDER FEES (fees paid directly from your investment):
--------------------------------------------------------------------------------

                                                                         Class A          Class B        Class C
                                                                         -------          -------        -------
Maximum Sales Charge Imposed on Purchases (as a % of offering price)...   4.75%            None           None
Maximum Deferred Sales Charge (as a % of
 original purchase price or redemption proceeds,
 whichever is lower)...................................................   None*             5%**           1%TRIANGLE
Redemption Fee (as a % of amount redeemed, if applicable)..............      2%TRIANGLE'S   2%TRIANGLE'S   2%TRIANGLE'S

* If you purchased $1,000,000 or more of Class A shares of a Heritage mutual fund that were subject to a front-end sales charge and sell these shares within 18 months from the date of purchase, you may pay a 1% contingent deferred sales charge at the time of sale.
** Declining over a six-year period as follows: 5% during the first year, 4% during the second year, 3% during the third and fourth years, 2% during the fifth year, 1% during the sixth year and 0% thereafter. Class B shares will convert to Class A shares eight years after purchase.
TRIANGLE Declining to 0% at the first year.
TRIANGLE'S The fund charges a redemption fee for redemptions of shares held for less than 7 calendar days. For more information, see "How to Sell Your Investment" below.

--------------------------------------------------------------------------------
ANNUAL FUND OPERATING EXPENSES (expenses deducted from fund assets):
--------------------------------------------------------------------------------

                                            Class A  Class B  Class C
                                            -------  -------  -------
Management Fees*..........................   0.75%    0.75%    0.75%
Distribution and Service (12b-1) Fees**...   0.25%    1.00%    1.00%
Other Expenses*...........................   0.19%    0.19%    0.19%
                                             -----    -----    -----
Total Annual Fund Operating Expenses......   1.19%    1.94%    1.94%
                                             =====    =====    =====

* Heritage Asset Management, Inc. has contractually agreed to waive its investment advisory fees and, if necessary, reimburse the fund to the extent that Class A annual operating expenses exceed 1.60% of the class' average daily net assets and Class B and Class C annual operating expenses exceed 2.10% of that class' average daily net assets for the fund's 2005 fiscal year. The Board may agree to change fee waivers or reimbursements without the approval of fund shareholders. Any reduction in Heritage's management fees is subject to reimbursement by the fund within the following two fiscal years if overall expenses fall below these percentage limitations.
** Under the fund's distribution plan, the fund is authorized to pay a maximum distribution and service fee of 0.50% of average daily assets on Class A shares. The fund's Board of Trustees has approved a current fee of 0.25% on Class A shares.

     Expense Example. This example is intended to help you compare the cost of investing in the fund with the cost of investing in other mutual funds. The example assumes that you invest $10,000 in the fund for the time periods indicated and then redeem all of your shares at the end of those periods. The example also assumes that your investment has a 5% return each year and that the fund's operating expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions your costs would be:

Share Class                                Year 1  Year 3  Year 5  Year 10
-----------------------------------------  ------  ------  ------  -------
A shares.................................   $591    $835   $1,098   $1,850
B shares.................................
  Assuming redemption at end of period...   $597    $909   $1,147   $2,070
  Assuming no redemption.................   $197    $609   $1,047   $2,070
C shares.................................   $197    $609   $1,047   $2,264

     Portfolio Managers. Herbert E. Ehlers has managed the fund's investment portfolio since its inception and David G. Shell, Steven M. Barry and Gregory H. Ekizian are Co-Chief Investment Officers and senior portfolio managers of the Goldman Sachs Asset Management, L.P. investment team responsible for the day-to-day management of the fund's investment portfolio.

                                  Prospectus 3

Diversified Growth Fund
--------------------------------------------------------------------------------

     Investment Objective. The Diversified Growth Fund seeks long-term capital appreciation.

     Principal Investment Strategies. The Diversified Growth Fund seeks to achieve its objective by investing, under normal market conditions, at least 65% of its total assets in the equity securities of companies that may have significant growth potential (growth companies).

     The fund's portfolio manager uses a "bottom-up" method of analysis based on fundamental research to determine which common stocks to purchase for the fund. The portfolio manager attempts to purchase stocks that have the potential for above-average earnings or sales growth. Such stocks can typically have high price to earnings ratios. The fund invests a majority of its assets in common stocks of companies with total market capitalization between $1 billion and $10 billion, although the fund may invest a portion of its assets in common stocks of smaller or larger companies that it believes have significant growth potential. The portfolio manager generally does not emphasize investment in any particular investment sector or industry. However, the fund may invest in companies that rely extensively on technology in their processes, products or services, or may be expected to benefit from technological advances and improvement in industry, manufacturing and commerce (technology companies).

     The fund will invest primarily in equity securities of growth companies that the portfolio manager believes have high growth rates and strong prospects for their business or services. Equity securities include common and preferred stock, warrants or rights exercisable into common or preferred stock and high-quality convertible securities. As a temporary defensive measure because of market, economic or other conditions, the fund may invest up to 100% of its assets in high-quality, short-term debt instruments or may take positions that are consistent with its principal investment strategies. To the extent that the fund invokes this strategy, its ability to achieve its investment objective may be affected adversely.

     Principal Risks. The greatest risk of investing in this fund is that the fund's returns will fluctuate and you could lose money. This fund invests in common stocks whose value may decrease in response to the activities of the company that issued the stock, general market conditions, and/or economic conditions. If this occurs, the fund's net asset value also may decrease.

     Stock Market Risks. The value of the fund's stock holdings may decline in price because of changes in prices of those holdings or a broad stock market decline. These fluctuations could be a sustained trend or a drastic movement. The stock markets generally move in cycles, with periods of rising prices followed by periods of declining prices. The value of your investment may reflect these fluctuations.

     Growth Companies. Growth companies are expected to increase their earnings at a certain rate. When these expectations are not met, investors may punish the prices of stocks excessively, even if earnings showed an absolute increase. Growth company stocks also typically lack the dividend yield that can cushion stock prices in market downturns.

     Mid-Cap and Small-Cap Companies. Investing in mid-cap and small-cap companies generally involves greater risk than investing in larger, more established companies. Both mid-cap and small-cap companies often have narrower markets and more limited managerial and financial resources than larger, more established companies. As a result, their performance can be more volatile and they face greater risk of business failure, which could increase the volatility of the fund's portfolio. Generally, the smaller the company size, the greater these risks.

     Investing in Technology Companies. Investments in technology companies present special and significant risks. For example, if technology continues to advance at an accelerated rate, and the number of companies and product offerings continues to expand, increasingly aggressive pricing may affect the

                                  Prospectus 4
profitability of companies in which the fund invests. In addition, because of the rapid pace of technological development, products and services produced by companies in which the fund invests may become obsolete or have relatively short product cycles. As a result, the fund's returns may be considerably more volatile than the returns of other mutual funds that do not invest in similarly related companies.

     How the Diversified Growth Fund has Performed. The bar chart and table below illustrate annual fund and market benchmark returns for the periods ended December 31, 2003. This information is intended to give you some indication of the risk of investing in the fund by demonstrating how its returns have varied over time. The bar chart shows the Diversified Growth Fund's Class A share performance from one year to another. The table shows what the return for each class of shares would equal if you average out actual performance over various lengths of time. The fund's past performance (before and after taxes) is not necessarily an indication of how the fund will perform in the future.

                                     [CHART]

                                    Bar Chart

1999     2000   2001    2002     2003
-----   -----   ----   ------   -----
48.38   -0.23   4.20   -13.11   32.03

     Since its inception on August 20, 1998 through December 31, 2003, the Class A shares' highest quarterly return was 36.81% for the quarter ended December 31, 1999 and the lowest quarterly return was -22.27% for the quarter ended September 30, 2001. For the period from January 1, 2004 through September 30, 2004, the Class A shares' total return (not annualized) was -1.76%. These returns do not reflect sales charges. If the sales charges were reflected, the returns would be lower than those shown.

--------------------------------------------------------------------------------
AVERAGE ANNUAL TOTAL RETURNS (for the period ended December 31, 2003)*
--------------------------------------------------------------------------------

                                                                                   Life of
                                                                  1 Year  5 Years   Class
                                                                  ------  -------  -------
Class A Shares (Inception Date 08/20/98)
 Return Before Taxes..........................................    25.76%   11.01%   15.17%
 Return After Taxes on Distributions..........................    25.76%    8.95%   13.18%
 Return After Taxes on Distributions and Sale of Fund Shares..    21.90%    8.20%   12.00%

Class B Shares (Inception Date 08/20/98)
 Return Before Taxes..........................................    31.03%   11.26%   15.35%

Class C Shares (Inception Date 08/20/98)
 Return Before Taxes..........................................    31.03%   11.27%   15.35%
------------------------------------------------------------------------------------------
Index
 Russell Midcap Growth Index**
   (reflects no deduction for fees, expenses or taxes)........    42.71%    2.01%    4.21%

* The Diversified Growth Fund's returns in this table are after deduction of sales charges and expenses.
** The Russell Midcap Growth Index measures the performance of those Russell midcap companies with higher price-to-book ratios and higher forecasted growth values. Its returns do not include the effect of any sales charges. The stocks in the Index are also members of the Russell 1000 Growth Index. That means that actual returns would be lower if they included the effect of sales charges.

     After-tax returns are calculated using the historically highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor's tax situation and may differ from those shown, and after-tax returns shown are not relevant to investors who hold their fund shares through tax-deferred arrangements, such as 401(k) plans or individual retirement accounts. After-tax returns are shown for Class A only and after-tax returns for Class B and Class C will vary.

                                  Prospectus 5

     What are the Costs of Investing in the Diversified Growth Fund. The tables below describe the fees and expenses that you may pay if you buy and hold shares of the Diversified Growth Fund. The fund's expenses are based on actual expenses incurred for the fiscal year ended October 31, 2004.

--------------------------------------------------------------------------------
SHAREHOLDER FEES (fees paid directly from your investment):
--------------------------------------------------------------------------------

                                                                        Class A             Class B             Class C
                                                                        -------             -------             -------
Maximum Sales Charge Imposed on Purchases (as a % of offering price)..     4.75%               None                None
Maximum Deferred Sales Charge (as a % of
 original purchase price or redemption proceeds,
 whichever is lower)..................................................     None*                  5%**                1%TRIANGLE
Redemption Fee (as a % of amount redeemed, if applicable).............        2%TRIANGLE'S        2%TRIANGLE'S        2%TRIANGLE'S

* If you purchased $1,000,000 or more of Class A shares of a Heritage mutual fund that were subject to a front-end sales charge and sell these shares within 18 months from the date of purchase, you may pay a 1% contingent deferred sales charge at the time of sale.
** Declining over a six-year period as follows: 5% during the first year, 4% during the second year, 3% during the third and fourth years, 2% during the fifth year, 1% during the sixth year and 0% thereafter. Class B shares will convert to Class A shares eight years after purchase.
TRIANGLE Declining to 0% at the first year.
TRIANGLE'S The fund charges a redemption fee for redemptions of shares held for less than 7 calendar days. For more information, see "How to Sell Your Investment" below.

--------------------------------------------------------------------------------
ANNUAL FUND OPERATING EXPENSES (expenses deducted from fund assets):
--------------------------------------------------------------------------------

                                                                        Class A  Class B  Class C
                                                                        -------  -------  -------
Management Fees*......................................................   0.83%    0.83%    0.83%
Distribution and Service (12b-1) Fees**...............................   0.25%    1.00%    1.00%
Other Expenses*.......................................................   0.30%    0.30%    0.30%
                                                                         ----     ----     ----
Total Annual Fund Operating Expenses..................................   1.38%    2.13%    2.13%
                                                                         ====     ====     ====

* Heritage Asset Management, Inc. contractually has agreed to waive its investment advisory fees and, if necessary, reimburse the fund to the extent that Class A annual operating expenses exceed 1.60% of the class' average daily net assets and Class B and Class C annual operating expenses exceed 2.35% of that class' average daily net assets for the fund's 2005 fiscal year. The Board may agree to change fee waivers or reimbursements without the approval of fund shareholders. Any reduction in Heritage's management fees is subject to reimbursement by the fund within the following two fiscal years if overall expenses fall below these percentage limitations.
** Under the fund's distribution plan, the fund is authorized to pay a maximum distribution and service fee of 0.35% of average daily assets on Class A shares. The fund's Board of Trustees has approved a current fee of 0.25% on Class A shares.

     Expense Example. This example is intended to help you compare the cost of investing in the fund with the cost of investing in other mutual funds. The example assumes that you invest $10,000 in the fund for the time periods indicated and then redeem all of your shares at the end of those periods. The example also assumes that your investment has a 5% return each year and that the fund's operating expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions your costs would be:

Share Class                                 Year 1   Year 3   Year 5   Year 10
-----------                                 ------   ------   ------   -------
A shares.................................    $609     $891    $1,194    $2,054
B shares
  Assuming redemption at end of period...    $616     $967    $1,244    $2,271
  Assuming no redemption.................    $216     $667    $1,144    $2,271
C shares.................................    $216     $667    $1,144    $2,462

     Portfolio Manager. Bert L. Boksen, CFA, a Managing Director and Senior Vice President of the fund's subadviser Eagle Asset Management, Inc., has been responsible for the day-to-day management of the fund's investment portfolio since the fund's inception.

                                  Prospectus 6

Growth Equity Fund
--------------------------------------------------------------------------------

     Investment Objective. The Growth Equity Fund seeks growth through long-term capital appreciation.

     Principal Investment Strategies. The Growth Equity Fund seeks to achieve its objective by investing, under normal market conditions, at least 80% of its net assets (plus the amount of any borrowings for investment purposes) in equity securities. Pursuant to the Securities and Exchange Commission (SEC) rules, this policy will not be changed without 60 calendar days' advance notice to shareholders. The fund seeks to invest in equity securities, primarily common stocks, that have sufficient growth potential to offer above-average long-term capital appreciation. The fund may own a variety of securities including foreign equity securities.

     The fund's portfolio manager uses a "bottom-up" method of analysis based on fundamental research to determine which common stocks to purchase. The portfolio manager focuses on companies believed to have long-term returns greater than the average for companies included in the S&P 500 Index. The companies typically have a market capitalization greater than $5 billion. At the time of purchase, each stock typically would have at least one of the following characteristics:
(1) projected earnings-per-share growth greater than the average of the S&P 500 Index; (2) a high profit margin; or (3) consistency and predictability of earnings. The portfolio manager selects common stocks for the fund based, in part, on the sustainability of a company's competitive advantage in the marketplace as well as the strength of its management team. If the stock price appreciates to a level that the portfolio manager believes is not sustainable, the portfolio manager may sell the position.

     The fund invests primarily in the common stocks of companies that the portfolio manager believes have sustainable competitive advantages in their industries, high-quality management and/or recognized brand names. Such companies may include companies that rely extensively on technology in their processes, products or services, or may be expected to benefit from technological advances and improvements in industry, manufacturing and commerce (technology companies). As a temporary defensive measure because of market, economic or other conditions, the fund may invest up to 100% of its assets in high-quality, short-term debt instruments or may take positions that are consistent with its principal investment strategies. If the portfolio manager invokes this strategy, the fund's ability to achieve its investment objective may be affected adversely.

     Principal Risks. The greatest risk of investing in this fund is that its returns will fluctuate and you could lose money. This fund invests primarily in common stocks whose value may decrease in response to the activities of the company that issued the stock, and/or general market/economic conditions. If this occurs, the fund's net asset value also may decrease.

     Stock Market Risks. The value of the fund's stock holdings may decline in price because of changes in prices of those holdings or a broad stock market decline. These fluctuations could be a sustained trend or a drastic movement. The stock markets generally move in cycles, with periods of rising prices followed by periods of declining prices. The value of your investment may reflect these fluctuations.

     Growth Companies. Growth companies are expected to increase their earnings at a certain rate. When these expectations are not met, investors may punish the prices of stocks excessively, even if earnings showed an absolute increase. Growth company stocks also typically lack the dividend yield that can cushion stock prices in market downturns.

     Foreign Securities. Investments in foreign securities involve greater risks than investing in domestic securities. As a result, the fund's returns and net asset value may be affected by fluctuations in currency exchange rates or political or economic conditions and regulatory requirements in a particular country. Foreign equity markets -- as well as foreign economies and political systems -- may be less stable than U.S. markets, and changes in the exchange rates of foreign currencies can affect the value of the fund's foreign assets. Foreign laws and accounting standards typically are not as strict as they are in the U.S., and there may be less public information available about foreign companies.

                                  Prospectus 7

     Investing in Technology Companies. Investments in technology companies present special and significant risks. For example, if technology continues to advance at an accelerated rate, and the number of companies and product offerings continues to expand, increasingly aggressive pricing may affect the profitability of companies in which the fund invests. In addition, because of the rapid pace of technological development, products and services produced by companies in which the fund invests may become obsolete or have relatively short product cycles. As a result, the fund's returns may be considerably more volatile than the returns of other mutual funds that do not invest in similarly related companies.

     Portfolio Turnover. The fund may engage in short-term transactions under various market conditions to a greater extent than certain other mutual funds with similar investment objectives. The fund's portfolio turnover could exceed 200%. The fund's turnover rate may vary greatly from year to year or during periods within a year. A high rate of portfolio turnover generally leads to greater transaction costs, may result in additional tax consequences to investors and may adversely affect performance.

     How the Growth Equity Fund has Performed. The bar chart and table below illustrate annual fund and market benchmark returns for the periods ended December 31, 2003. This information is intended to give you some indication of the risk of investing in the fund by demonstrating how its returns have varied over time. The bar chart shows the Growth Equity Fund's Class A share performance from one year to another. The table shows what the return for each class of shares would equal if you average out actual performance over various lengths of time. The fund's past performance (before and after taxes) is not necessarily an indication of how the fund will perform in the future.

                                    [CHART]

                                   Bar chart

 1996    1997    1998    1999    2000     2001     2002     2003
-----   -----   -----   -----   ------   ------   ------   ------
24.23   37.61   36.69   66.15   -11.55   -16.86   -28.14   27.20

     From its inception on November 16, 1995 through December 31, 2003, the Class A shares' highest quarterly return was 43.77% for the quarter ended December 31, 1999 and the lowest quarterly return was -21.27% for the quarter ended September 30, 2001. For the period from January 1, 2004 through September 30, 2004, the Class A shares' total return (not annualized) was -12.60%. These returns do not reflect sales charges. If the sales charges were reflected, the returns would be lower than those shown.

--------------------------------------------------------------------------------
AVERAGE ANNUAL TOTAL RETURNS (for the period ended December 31, 2003)*
--------------------------------------------------------------------------------

                                                                       Class A Shares    Class B Shares    Class C Shares
                                                    1 Year   5 Years   (Life of Class)   (Life of Class)   (Life of Class)
                                                    ------   -------   ---------------   ---------------   ---------------
Class A Shares (Inception Date 11/16/95)
 Return Before Taxes.............................    21.16%     1.24%        12.20%             n/a                n/a
 Return After Taxes on Distributions.............    21.16%    -0.72%        10.81%             n/a                n/a
 Return After Taxes on Distributions and Sale
   of Fund Shares................................    17.99%     0.24%        10.25%             n/a                n/a

Class B Shares (Inception Date 01/02/98)
 Return Before Taxes.............................    26.31%     1.48%          n/a             6.56%               n/a

Class C Shares (Inception Date 11/16/95)
 Return Before Taxes.............................    26.26%     1.47%          n/a              n/a              12.03%
---------------------------------------------------------------------------------------------------------------------------
Indices
 S&P 500 Index**
   (reflects no deduction for fees, expenses or
   taxes)........................................    28.68%    -0.57%         9.89%            3.78%              9.89%
 Russell 1000 Growth Index***
   (reflects no deduction for fees, expenses or
   taxes)........................................    29.76%    -5.06%         7.14%            1.09%              7.14%

* The Growth Equity Fund's returns in this table are after deduction of sales charges and expenses.
** The S&P 500 is an unmanaged index of 500 U.S. stocks and gives a broad look at how stock prices have performed. Its returns do not include the effect of any sales charges. That means that actual returns would be lower if they included the effect of sales charges.
*** The Russell 1000 Growth Index measures performance of those Russell 1000 companies with higher price-to-book ratios and higher forecasted growth values and is representative of U.S. securities exhibiting growth characteristics. Its returns do not include the effect of any sales charges. That means that actual returns would be lower if they included the effect of sales charges.

                                  Prospectus 8

     After-tax returns are calculated using the historically highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor's tax situation and may differ from those shown, and after-tax returns shown are not relevant to investors who hold their fund shares through tax-deferred arrangements, such as 401(k) plans or individual retirement accounts. After-tax returns are shown for Class A only and after-tax returns for Class B and Class C will vary.

     What are the Costs of Investing in the Growth Equity Fund. The tables below describe the fees and expenses that you may pay if you buy and hold shares of the Growth Equity Fund. The fund's expenses are based on actual expenses incurred for the fiscal year ended October 31, 2004.

--------------------------------------------------------------------------------
SHAREHOLDER FEES (fees paid directly from your investment):
--------------------------------------------------------------------------------

                                                                         Class A             Class B             Class C
                                                                         -------             -------             -------
Maximum Sales Charge Imposed on Purchases (as a % of offering price)...     4.75%               None                None
Maximum Deferred Sales Charge (as a % of
 original purchase price or redemption proceeds,
 whichever is lower)...................................................     None*                  5%**                1%TRIANGLE
Redemption Fee (as a % of amount redeemed, if applicable)..............        2%TRIANGLE'S        2%TRIANGLE'S        2%TRIANGLE'S

* If you purchased $1,000,000 or more of Class A shares of a Heritage mutual fund that were subject to a front-end sales charge and sell these shares within 18 months from the date of purchase, you may pay a 1% contingent deferred sales charge at the time of sale.
** Declining over a six-year period as follows: 5% during the first year, 4% during the second year, 3% during the third and fourth years, 2% during the fifth year, 1% during the sixth year and 0% thereafter. Class B shares will convert to Class A shares eight years after purchase.
TRIANGLE Declining to 0% at the first year.
TRIANGLE'S The fund charges a redemption fee for redemptions of shares held for less than 7 calendar days. For more information, see "How to Sell Your Investment" below.

--------------------------------------------------------------------------------
ANNUAL FUND OPERATING EXPENSES (expenses deducted from fund assets):
--------------------------------------------------------------------------------

                                             Class A   Class B   Class C
                                             -------   -------   -------
Management Fees*..........................    0.75%     0.75%     0.75%
Distribution and Service (12b-1) Fees**...    0.25%     1.00%     1.00%
Other Expenses*...........................    0.28%     0.28%     0.28%
                                              -----     -----     -----
Total Annual Fund Operating Expenses......    1.28%     2.03%     2.03%
                                              =====     =====     =====

* Heritage Asset Management, Inc. has contractually agreed to waive its investment advisory fees and, if necessary, reimburse the fund to the extent that Class A annual operating expenses exceed 1.35% of the class' average daily net assets and Class B and Class C annual operating expenses exceed 2.10% of that class' average daily net assets for the fund's 2005 fiscal year. The Board may agree to change fee waivers or reimbursements without the approval of fund shareholders. Any reductions in Heritage's management fees is subject to reimbursement by the fund within the following two fiscal years if overall expenses fall below these percentage limitations.
** Under the fund's distribution plan, the fund is authorized to pay a maximum distribution and service fee of 0.35% of average daily assets on Class A shares. The fund's Board of Trustees has approved a current fee of 0.25% on Class A shares.

     Expense Example. This example is intended to help you compare the cost of investing in the Growth Equity Fund with the cost of investing in other mutual funds. The example assumes that you invest $10,000 in the fund for the time periods indicated and then redeem all of your shares at the end of those periods. The example also assumes that your investment has a 5% return each year and that the fund's operating expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions your costs would be:

Share Class                                 Year 1   Year 3   Year 5   Year 10
-----------                                 ------   ------   ------   -------
A shares.................................    $599     $862    $1,144    $1,947
B shares
  Assuming redemption at end of period...    $606     $937    $1,193    $2,166
  Assuming no redemption.................    $206     $637    $1,093    $2,166
C shares.................................    $206     $637    $1,093    $2,358

     Portfolio Manager. Mr. Ashi Parikh, Senior Managing Director and Portfolio Manager for the Institutional Growth Division of Eagle Asset Management, Inc., has been responsible for the day-to-day management of the fund's investment portfolio since April 1999.

                                  Prospectus 9

Growth and Income Trust
--------------------------------------------------------------------------------

     Investment Objective. The Growth and Income Trust primarily seeks long-term capital appreciation and, secondarily, seeks current income.

     Principal Investment Strategies. The fund expects to invest primarily in domestic equity securities (primarily common stocks) selected on a value basis. However, the fund may own a variety of securities, including foreign equity and debt securities and domestic debt securities which, in the opinion of the fund's investment subadviser, Thornburg Investment Management, Inc., offer prospects for meeting the fund's investment goals.

     The fund's portfolio manager uses a "bottom up" method of analysis based on fundamental research to select securities for the fund's portfolio. Investments in the fund's portfolio typically have at least one of the following characteristics: (1) a growth rate greater than inflation; (2) are issued by companies that the portfolio manager believes occupy important positions in an expanding industry; (3) shareholder-oriented managements; or (4) current market prices below estimated intrinsic value. The fund's portfolio manager generally invests in medium- ($500 million to $10 billion) to large-capitalization (over $10 billion) companies that are diversified across different industries and sectors.

     Equity securities typically include common stocks, convertible securities, preferred stocks, and real estate investment trusts (REITs). The fund may also invest in corporate bonds and government securities, including securities issued by U.S. government-sponsored entities, which are not backed by the full faith and credit of the U.S. government and are not guaranteed or insured by the U.S. government. The securities in which the fund may invest may be rated below investment grade by Moody's Investors Service, Inc. or by Standard & Poor's or, if unrated, deemed to be of comparable quality.

     The fund may write covered call options (not to exceed 10% of its total assets) on common stocks in its portfolio or on common stocks into which securities held by it are convertible to earn additional income or buy call options to close out call options it has written. As a temporary defensive measure because of market, economic or other conditions, the fund may invest up to 100% of its assets in high-quality, short-term debt instruments or may take positions that are consistent with its principal investment strategies. To the extent that the fund invokes this strategy, its ability to achieve its investment objective may be affected adversely.

     Principal Risks. The greatest risk of investing in this fund is that its returns will fluctuate and you could lose money. This fund invests primarily in common stocks whose value may decrease in response to the activities of the company that issued the stock, general market conditions and/or economic conditions. If this occurs, the fund's net asset value also may decrease.

     Stock Market Risks. The value of the fund's stock holdings may decline in price because of changes in prices of those holdings or a broad stock market decline. These fluctuations could be a sustained trend or a drastic movement. The stock markets generally move in cycles, with periods of rising prices followed by periods of declining prices. The value of your investment may reflect these fluctuations.

     Growth Companies. Growth companies are expected to increase their earnings at a certain rate. When these expectations are not met, investors may punish the prices of stocks excessively, even if earnings showed an absolute increase. Growth company stocks also typically lack the dividend yield that can cushion stock prices in market downturns.

     Foreign Securities. Investments in foreign securities involve greater risks than investing in domestic securities. As a result, the fund's returns and net asset value may be affected by fluctuations in currency exchange rates or political or economic conditions and regulatory requirements in a particular country.

                                  Prospectus 10

Foreign equity markets -- as well as foreign economies and political systems -- may be less stable than U.S. markets, and changes in the exchange rates of foreign currencies can affect the value of the fund's foreign assets. Foreign laws and accounting standards typically are not as strict as they are in the U.S., and there may be less public information available about foreign companies.

     High-Yield Securities. The fund also may invest a portion of its assets in securities rated below investment grade or "junk bonds." Junk bonds may be sensitive to economic changes, political changes, or adverse developments specific to a company. These securities generally involve greater risk of default or price changes than other types of fixed-income securities and the fund's performance may vary significantly as a result. Therefore, an investment in the fund is subject to a higher risk of loss of principal than an investment in a fund that may not invest in lower-rated securities.

     Mid-Cap Companies. The fund may invest in medium-capitalization companies, which generally involve greater risks than investing in larger, more established companies. Mid-cap companies often have narrower markets and more limited managerial and financial resources than larger, more established companies. As a result, their performance can be more volatile and they face greater risk of business failure, which could increase the volatility of the fund's portfolio. Generally, the smaller the company size, the greater these risks.

     Fixed-Income Securities. Because the fund may invest in fixed-income securities, it may be subject to interest rate risk. If interest rates rise, the market value of the fund's fixed-income securities will fall and, thus, may reduce the fund's return. The fund could lose money if the issuer of a fixed-income security is unable to meet its financial obligations or goes bankrupt. Credit risk usually applies to most fixed-income securities.

     Covered Call Options. Because the fund may write covered call options, the fund may be exposed to risk stemming from changes in the value of the stock that the option is written against. While call option premiums may generate incremental portfolio income, they also can limit gains from market movements.

     How the Growth and Income Trust has Performed. The bar chart and table below illustrate annual fund and market benchmark returns for the periods ended December 31, 2003. This information is intended to give you some indication of the risk of investing in the fund by demonstrating how its returns have varied over time. The bar chart shows the Growth and Income Trust's Class A share performance from one year to another. The table shows what the return for each class of shares would equal if you average out actual performance over various lengths of time. The fund's past performance (before and after taxes) is not necessarily an indication of how the fund will perform in the future.

                                     [CHART]

                                    Bar chart

 1994    1995    1996    1997   1998   1999   2000    2001    2002     2003
-----   -----   -----   -----   ----   ----   ----   -----   ------   -----
-0.88   27.88   22.49   26.94   3.67   1.68   1.86   -3.26   -23.33   31.87

     For the ten-year period through December 31, 2003, the Class A shares' highest quarterly return was 19.00% for the quarter ended June 30, 2003 and the lowest quarterly return was -13.24% for the quarter ended September 30, 2002. For the period from January 1, 2004 through September 30, 2004, the Class A shares' total return (not annualized) was -2.15%. These returns do not reflect sales charges. If the sales charges were reflected, the returns would be lower than those shown.

                                  Prospectus 11

--------------------------------------------------------------------------------
AVERAGE ANNUAL TOTAL RETURNS (for the period ended December 31, 2003)*
--------------------------------------------------------------------------------

                                                               Class A Shares  Class B Shares   Class C Shares
                                              1 Year  5 Years    (10 Years)    (Life of Class)  (Life of Class)
                                              ------  -------  --------------  ---------------  ---------------
Class A Shares (Inception Date 12/15/86)
 Return Before Taxes........................  25.60%   -0.71%       7.02%            n/a               n/a
 Return After Taxes on Distributions........  25.55%   -1.81%       5.05%            n/a               n/a
 Return After Taxes on Distributions and
   Sale of Fund Shares......................  21.88%   -1.01%       5.09%            n/a               n/a

Class B Shares (Inception Date 01/02/98)
 Return Before Taxes........................  30.82%   -0.50%        n/a            0.12%              n/a

Class C Shares (Inception Date 04/03/95)
 Return Before Taxes........................  30.82%   -0.49%        n/a             n/a              7.18%
---------------------------------------------------------------------------------------------------------------
Index
 S&P 500 Index**
   (reflects no deduction for fees, expenses
   or taxes)................................  28.68%   -0.57%      11.07%           3.78%            11.39%

* The Growth and Income Trust's returns in this table are after deduction of sales charges and expenses.
** The S&P 500 is an unmanaged index of 500 U.S. stocks and gives a broad look at how stock prices have performed. Its returns do not include the effect of any sales charges. That means that actual returns would be lower if they included the effect of sales charges.

     After-tax returns are calculated using the historically highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor's tax situation and may differ from those shown, and after-tax returns shown are not relevant to investors who hold their fund shares through tax-deferred arrangements, such as 401(k) plans or individual retirement accounts. After-tax returns are shown for Class A only and after-tax returns for Class B and Class C will vary.

     What are the Costs of Investing in the Growth and Income Trust. The tables below describe the fees and expenses that you may pay if you buy and hold shares of the Growth and Income Trust. The fund's expenses are based on actual expenses incurred for the fiscal year ended September 30, 2004.

--------------------------------------------------------------------------------
SHAREHOLDER FEES (fees paid directly from your investment):
--------------------------------------------------------------------------------

                                                                      Class A            Class B             Class C
                                                                      -------            -------             -------
Maximum Sales Charge Imposed on Purchases (as a % of offering price)    4.75%              None                None
Maximum Deferred Sales Charge (as a % of
 original purchase price or redemption proceeds,
 whichever is lower)................................................    None*                 5%**                1%TRIANGLE
Redemption Fee (as a % of amount redeemed, if applicable)...........       2%TRIANGLE'S       2%TRIANGLE'S        2%TRIANGLE'S

* If you purchased $1,000,000 or more of Class A shares of a Heritage mutual fund that were subject to a front-end sales charge and sell these shares within 18 months from the date of purchase, you may pay a 1% contingent deferred sales charge at the time of sale.
** Declining over a six-year period as follows: 5% during the first year, 4% during the second year, 3% during the third and fourth years, 2% during the fifth year, 1% during the sixth year and 0% thereafter. Class B shares will convert to Class A shares eight years after purchase.
TRIANGLE Declining to 0% at the first year.
TRIANGLE'S The fund charges a redemption fee for redemptions of shares held for less than 7 calendar days. For more information, see "How to Sell Your Investment" below.

                                  Prospectus 12

--------------------------------------------------------------------------------
ANNUAL FUND OPERATING EXPENSES (expenses deducted from fund assets):
--------------------------------------------------------------------------------

                                          Class A  Class B  Class C
                                          -------  -------  -------
Management Fees*.........................  0.75%    0.75%    0.75%
Distribution and Service (12b-1) Fees**..  0.25%    1.00%    1.00%
Other Expenses*..........................  0.50%    0.50%    0.50%
                                           -----    -----    -----
Total Annual Fund Operating Expenses.....  1.50%    2.25%    2.25%
Fee Waiver*..............................  0.15%    0.15%    0.15%
                                           -----    -----    -----
Net Expenses.............................  1.35%    2.10%    2.10%
                                           =====    =====    =====

* Heritage Asset Management, Inc. has contractually agreed to waive its investment advisory fees and, if necessary, reimburse the fund to the extent that Class A annual operating expenses exceed 1.35% of the class' average daily net assets and Class B and Class C annual operating expenses exceed 2.10% of that class' average daily net assets for the fund's 2005 fiscal year. The Board may agree to change fee waivers or reimbursements without the approval of fund shareholders. Any reduction in Heritage's management fees is subject to reimbursement by the fund within the following two fiscal years if overall expenses fall below these percentage limitations.
** Under the fund's distribution plan, the fund is authorized to pay a maximum distribution and service fee of 0.50% of average daily assets on Class A shares. The fund's Board of Trustees has approved a current fee of 0.25% on Class A shares.

     Expense Example. This example is intended to help you compare the cost of investing in the Growth and Income Trust with the cost of investing in other mutual funds. The example assumes that you invest $10,000 in the fund for the time periods indicated and then redeem all of your shares at the end of those periods. The example also assumes that your investment has a 5% return each year. Because the fee waiver and expense reimbursement are only guaranteed through the fund's 2004 fiscal year, net expenses are used to calculate costs in Year 1, and total annual fund operating expenses are used to calculate costs in Years 2 through 10. Although your actual costs may be higher or lower, based on these assumptions your costs would be:

------------------------------------------------------------------------------
Share Class                                 Year 1   Year 3   Year 5   Year 10
------------------------------------------------------------------------------
A shares.................................    $606     $913    $1,241   $2,168
B shares
  Assuming redemption at end of period...    $613     $989    $1,291   $2,334
  Assuming no redemption.................    $213     $689    $1,191   $2,384
C shares.................................    $213     $689    $1,191   $2,573

     Portfolio Manager. William V. Fries, CFA, a Managing Director and Portfolio Manager at Thornburg Investment Management, Inc., has been responsible for the day-to-day management of the fund's investment portfolio since July 2001.

                                  Prospectus 13

International Equity Fund
--------------------------------------------------------------------------------

     Investment Objective. The International Equity Fund seeks capital appreciation principally through investment in a portfolio of international equity securities.

     Principal Investment Strategies. The International Equity Fund seeks to achieve its objective by investing, under normal market conditions, at least 80% of its net assets (plus the amount of any borrowings for investment purposes) in equity securities. Pursuant to the SEC rules, this policy will not be changed without 60 calendar days' advance notice to shareholders. The fund will invest primarily in equity securities of foreign issuers and depository receipts representing the securities of foreign issuers.

     The fund's portfolio managers use a "bottom-up" sector and stock specific approach within the developed markets (Europe, Canada, Australia). Within the emerging markets, a "top-down", macro-economic driven process is adopted. Finally, within Japan, a hybrid approach (both bottom up and top down) is most effective. The fund may invest in securities traded on any securities market in the world. In allocating the fund's assets among various securities markets of the world, the portfolio managers consider such factors as the condition and growth potential of the economies and securities markets, currency and taxation considerations, and financial, social, national and political factors. The portfolio managers also consider market regulations and liquidity of the market.

     The fund normally invests at least 50% of its investment portfolio in securities traded in developed foreign securities markets, such as those included in the Morgan Stanley Capital International Europe, Australia, Far East Index (EAFE Index). The fund also invests in emerging markets, which are those countries whose markets are not yet highly developed. The fund can invest in foreign currency and purchase and sell foreign currency forward contracts and futures contracts to improve its returns or protect its assets.

     The fund may invest in any type or size of company. It may invest in companies whose earnings are believed to be in a relatively strong growth trend or in companies in which significant further growth is not anticipated, but whose market value per share is thought to be undervalued. The fund also can invest a portion of its assets in investment-grade fixed-income securities when equity securities appear to be overvalued. Investing in fixed-income securities affords the fund the opportunity for capital growth, as in periods of declining interest rates. The fund may also invest up to 10% of its assets in debt securities of U.S. and foreign issuers, including high-risk, high-yield non-investment grade bonds (junk bonds) and emerging market debt securities.

     The fund invests primarily in equity securities of foreign companies that the portfolio managers believe have the potential to capitalize on worldwide growth trends and global changes. Equity securities include common and preferred stocks, warrants or rights exercisable into common or preferred stock, securities convertible into common or preferred stock and depository receipts. The fund also may invest in exchange-traded index funds based on foreign indices. As a temporary defensive measure because of market, economic or other conditions, the fund may invest up to 100% of its assets in high-quality, short-term debt instruments or may take positions that are consistent with its principal investment strategies. To the extent that the fund invokes this strategy, its ability to achieve its investment objective may be affected adversely.

     Principal Risks. The greatest risk of investing in this fund is that its returns will fluctuate and you could lose money. This fund invests primarily in equity securities whose value may decrease in response to the activities of the company that issued the security, general market conditions and/or economic conditions. If this occurs, the fund's net asset value also may decrease.

     Foreign Securities. The fund may invest without limit in foreign securities, either indirectly (e.g., through depository receipts) or directly in foreign markets. Investments in foreign securities involve greater risks than investing in domestic securities. As a result, the fund's returns and net asset value may

                                  Prospectus 14
be affected to a large degree by fluctuations in currency exchange rates or political or economic conditions and regulatory requirements in a particular country. Foreign equity and currency markets -- as well as foreign economies and political systems -- may be less stable than U.S. markets, and changes in the exchange rates of foreign currencies can affect the value of the fund's foreign assets. Foreign laws and accounting standards typically are not as strict as they are in the U.S., and there may be less public information available about foreign companies.

     Emerging Markets Risks. Because the fund may invest in emerging markets, there are risks of greater political uncertainties, an economy's dependence on revenues from particular commodities or on international aid or development assistance, currency transfer restrictions, a limited number of potential buyers for such securities and delays and disruptions in securities settlement procedures.

     Stock Market Risks. The value of the fund's stock holdings may decline in price because of changes in prices of those holdings or a broad stock market decline. These fluctuations could be a sustained trend or a drastic movement. The stock markets generally move in cycles, with periods of rising prices followed by periods of declining prices. The value of your investment may reflect these fluctuations.

     Growth Companies. Growth companies are expected to increase their earnings at a certain rate. When these expectations are not met, investors may punish the prices of stocks excessively, even if earnings showed an absolute increase. Growth company stocks also typically lack the dividend yield that can cushion stock prices in market downturns.

     Derivatives. The fund may use derivatives such as futures contracts, foreign currency forward contracts and options on futures to adjust the risk/return characteristics of its investment portfolio. These practices, however, may present risks different from or in addition to the risks associated with investments in foreign currencies. There can be no assurance that any strategy used will succeed. If the fund's portfolio manager incorrectly forecasts stock market values or currency exchange rates in utilizing a strategy for the fund, the fund could lose money.

     Fixed-Income Securities. Because the fund may invest in investment-grade and non-investment grade fixed-income securities, it is subject to interest rate risk. If interest rates rise, the market value of the fund's fixed-income securities will fall and, thus, may reduce the fund's return. The fund could lose money if the issuer of a fixed-income security is unable to meet its financial obligations or goes bankrupt. Credit risk usually applies to most fixed-income securities, but generally is not a factor for U.S. government obligations. In addition, investing in non-investment grade bonds generally involves significantly greater risk of loss than investments in investment-grade bonds. Issuers of non-investment grade bonds are more likely than issuers of investment-grade bonds to encounter financial difficulties and to be materially affected by these difficulties.

     Risk of Market Timing Activities. Because the fund invests in foreign securities, it is subject to the risk of market timing activities. The fund generally prices these foreign securities using their closing prices from the foreign markets in which they trade, typically prior to the fund's calculation of its net asset value. These prices may be affected by events that occur after the close of a foreign market but before the fund prices its shares. In such instances, the fund may fair value foreign securities. However, some investors may engage in frequent short-term trading in the fund to take advantage of any price differentials that may be reflected in the net asset value of the fund's shares. There is no assurance that fair valuation of securities can reduce or eliminate market timing. In order to discourage market timing activity in the fund, redemptions and exchanges of fund shares may be subject to a redemption fee, as described below in "How to Sell Your Investment". While Heritage monitors trading in the fund, there is no guarantee that it can detect all market timing activities.

     Portfolio Turnover. The fund may engage in short-term transactions under various market conditions to a greater extent than certain other mutual funds with similar investment objectives. The fund's portfolio turnover could exceed 200%. The fund's turnover rate may vary greatly from year to year or during periods within a year. A high rate of portfolio turnover generally leads to greater transaction costs, may result in additional tax consequences to investors and may adversely affect performance.

                                  Prospectus 15

     How the International Equity Fund has Performed. The bar chart and table below illustrate annual fund and market benchmark returns for the periods ended December 31, 2003. This information is intended to give you some indication of the risk of investing in the fund by demonstrating how its returns have varied over time. The bar chart shows the International Equity Fund's Class A share performance from one year to another. The table shows what the return of each class of shares would equal if you average out actual performance over various lengths of time. Because this information is based on past performance, it's not a guarantee of future results.

                                     [CHART]

                                    Bar chart

 1996   1997    1998    1999    2000     2001     2002     2003
-----   ----   -----   -----   ------   ------   ------   -----
11.27   9.14   15.75   36.19   -21.62   -25.25   -16.27   30.89

     From its inception on December 27, 1995 through December 31, 2003, the Class A shares' highest quarterly return was 25.39% for the quarter ended December 31, 1999 and the lowest quarterly return was -17.42% for the quarter ended September 30, 2001. For the period from January 1, 2004 through September 30, 2004, the Class A shares' total return (not annualized) was 3.51%. These returns do not reflect sales charges. If the sales charges were reflected, the returns would be lower than those shown. The fund's past performance (before and after taxes) is not necessarily an indication of how the fund will perform in the future.

--------------------------------------------------------------------------------
AVERAGE ANNUAL TOTAL RETURNS (for the period ended December 31, 2003)*
--------------------------------------------------------------------------------

                                                               Class A Shares   Class B Shares   Class C Shares
                                              1 Year  5 Years  (Life of Class)  (Life of Class)  (Life of Class)
                                              ------  -------  ---------------  ---------------  ---------------
Class A Shares (Inception Date 12/27/95)
 Return Before Taxes........................  24.68%   -3.59%       1.94%              n/a             n/a
 Return After Taxes on Distributions........  24.64%   -4.52%       1.07%              n/a             n/a
 Return After Taxes on Distributions and
   Sale of Fund Shares......................  21.08%   -3.13%       1.44%              n/a             n/a

Class B Shares (Inception Date 01/02/98)
 Return Before Taxes........................  29.92%   -3.37%        n/a             -0.62%            n/a

Class C Shares (Inception Date 12/27/95)
 Return Before Taxes........................  29.92%   -3.37%        n/a               n/a            1.79%
----------------------------------------------------------------------------------------------------------------
Index
 EAFE Index**
   (reflects no deduction for fees, expenses
   or taxes)................................  39.17%   -2.57%       3.30%             3.12%           3.30%

* The International Equity Fund's returns in this table are after deduction of sales charges and expenses.
** The EAFE Index is an unmanaged index representative of the market structure of approximately 20 countries from the stock markets of Europe, Australia, and the Far East. Its returns do not include the effect of any sales charges. That means that actual returns would be lower if they included the effect of sales charges.

     After-tax returns are calculated using the historically highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor's tax situation and may differ from those shown, and after-tax returns shown are not relevant to investors who hold their fund shares through tax-deferred arrangements, such as 401(k) plans or individual retirement accounts. After tax returns are shown for Class A only and after-tax returns for Class B and Class C will vary.

                                  Prospectus 16

     What are the Costs of Investing in the International Equity Fund. The tables below describe the fees and expenses that you may pay if you buy and hold shares of the International Equity Fund. The fund's expenses are based on actual expenses incurred for the fiscal year ended October 31, 2004.

--------------------------------------------------------------------------------
SHAREHOLDER FEES (fees paid directly from your investment):
--------------------------------------------------------------------------------

                                                                          Class A           Class B             Class C
                                                                          -------           -------             -------
Maximum Sales Charge Imposed on Purchases (as a % of offering price)...    4.75%              None                None
Maximum Deferred Sales Charge (as a % of
   original purchase price or redemption proceeds,
   whichever is lower).................................................    None*                 5%**                1%TRIANGLE
Redemption Fee (as a % of amount redeemed, if applicable)..............       2%TRIANGLE'S       2% TRIANGLE'S       2%TRIANGLE'S

* If you purchased $1,000,000 or more of Class A shares of a Heritage mutual fund that were subject to a front-end sales charge and sell these shares within 18 months from the date of purchase, you may pay a 1% contingent deferred sales charge at the time of sale.
** Declining over a six-year period as follows: 5% during the first year, 4% during the second year, 3% during the third and fourth years, 2% during the fifth year, 1% during the sixth year and 0% thereafter. Class B shares will convert to Class A shares eight years after purchase.
TRIANGLE Declining to 0% at the first year.
TRIANGLE'S The fund charges a redemption fee for redemptions of shares held for less than 30 calendar days. For more information, see "How to Sell Your Investment" below.

---------------------------------------------------------------------
ANNUAL FUND OPERATING EXPENSES (expenses deducted from fund assets)*:
---------------------------------------------------------------------
                                          Class A   Class B   Class C
                                          -------   -------   -------
Management Fees*.........................  1.00%     1.00%     1.00%
Distribution and Service (12b-1) Fees**..  0.25%     1.00%     1.00%
Other Expenses...........................  0.90%     0.90%     0.90%
                                           -----     -----     -----
Total Annual Fund Operating Expenses.....  2.15%     2.90%     2.90%
Fee Waiver*..............................  0.37%     0.37%     0.37%
                                           -----     -----     -----
Net Expenses.............................  1.78%     2.53%     2.53%
                                           =====     =====     =====

* Heritage Asset Management, Inc., has agreed contractually to waive its fees and, if necessary, reimburse the fund to the extent that Class A annual operating expenses exceed 1.78% of the class' average daily net assets and to the extent that the Class B and Class C annual operating expenses each exceed 2.53% of that class' average daily net assets for the fund's 2005 fiscal year. Any reduction in Heritage's management fees is subject to reimbursement by the fund within the following two fiscal years if overall expenses fall below these percentage limitations. The Board may agree to change fee waivers or reimbursements without the approval of fund shareholders.
** Under the fund's distribution plan, the fund is authorized to pay a maximum distribution and service fee of 0.35% of average daily assets on Class A shares. The fund's Board of Trustees has approved a current fee of 0.25% on Class A shares.

     Expense Example. This example is intended to help you compare the cost of investing in the International Equity Fund with the cost of investing in other mutual funds. The example assumes that you invest $10,000 in the fund for the time periods indicated and then redeem all of your shares at the end of those periods. The example also assumes that your investment has a 5% return each year. Because the fee waiver and expense reimbursement are only guaranteed through the fund's 2004 fiscal year, net expenses are used to calculate costs in Year 1, and total annual fund operating expenses are used to calculate costs in Years 2 through 10. Although your actual costs may be higher or lower, based on these assumptions your costs would be:

--------------------------------------------------------------------------
Share Class                                Year 1  Year 3  Year 5  Year 10
--------------------------------------------------------------------------
A shares.................................   $647   $1,082  $1,542   $2,812
B shares
  Assuming redemption at end of period...   $656   $1,163  $1,596   $3,020
  Assuming no redemption.................   $256   $  863  $1,496   $3,020
C shares.................................   $256   $  863  $1,496   $3,197

                                  Prospectus 17

     Portfolio Managers. Rudolph-Riad Younes, CFA, Head of International Equities at Julius Baer Investment Management Inc., and Richard C. Pell, Chief Investment Officer of Julius Baer Investment Management Inc., have been responsible for the day-to-day management of the fund's investment portfolio since July 2002.

                                  Prospectus 18

Mid Cap Stock Fund
--------------------------------------------------------------------------------

     Investment Objective. The Mid Cap Stock Fund seeks long-term capital appreciation.

     Principal Investment Strategies. The Mid Cap Stock Fund seeks to achieve its objective by investing, under normal market conditions, at least 80% of its net assets (plus the amount of any borrowings for investment purposes) in stocks of medium-capitalization companies. Pursuant to SEC rules, this policy will not be changed without 60 calendar days' advance notice to shareholders. Mid-cap companies are those with a total market capitalization of between $500 million and $10 billion.

     The fund's portfolio manager uses a "bottom-up" method of analysis based on fundamental research to determine which common stocks to purchase for the fund. The fund's portfolio manager seeks to purchase mid cap companies that have above-average earnings, cash flow and/or growth at a discount from their market value. The portfolio manager focuses on common stocks of mid-cap companies that are believed to have sustainable advantages in their industries or sectors.

     The fund will invest primarily in stocks of companies that the portfolio manager believes may be rapidly developing their business franchises, services and products, and have competitive advantages in their sectors. For this purpose, stocks include common and preferred stocks, warrants or rights exercisable into common or preferred stock, and securities convertible into common or preferred stock. As a temporary defensive measure because of market, economic or other conditions, the fund may invest up to 100% of its assets in high-quality, short-term debt instruments or may take positions that are consistent with its principal investment strategies. To the extent that the fund invokes this strategy, its ability to achieve its investment objective may be affected adversely.

     Principal Risks. The greatest risk of investing in this fund is that its returns will fluctuate and you could lose money. This fund invests in common stocks whose value may decrease in response to the activities of the company that issued the stock, general market conditions and/or economic conditions. If this occurs, the fund's net asset value also may decrease.

     Stock Market Risks. The value of the fund's stock holdings may decline in price because of changes in prices of those holdings or a broad stock market decline. These fluctuations could be a sustained trend or a drastic movement. The stock markets generally move in cycles, with periods of rising prices followed by periods of declining prices. The value of your investment may reflect these fluctuations.

     Growth Companies. Growth companies are expected to increase their earnings at a certain rate. When these expectations are not met, investors may punish the prices of stocks excessively, even if earnings showed an absolute increase. Growth company stocks also typically lack the dividend yield that can cushion stock prices in market downturns.

     Mid-Cap Companies. Investing in medium-capitalization companies generally involves greater risk than investing in larger, more established companies. Mid-cap companies often have narrower markets and more limited managerial and financial resources than larger, more established companies. As a result, their performance can be more volatile and they face greater risk of business failure, which could increase the volatility of the fund's portfolio. Generally, the smaller the company size, the greater these risks.

     Portfolio Turnover. The fund may engage in short-term transactions under various market conditions to a greater extent than certain other mutual funds with similar investment objectives. The fund's portfolio turnover could exceed 200%. The fund's turnover rate may vary greatly from year to year or during periods within a year. A high rate of portfolio turnover generally leads to greater transaction costs, may result in additional tax consequences to investors and may adversely affect performance.

                                  Prospectus 19

     How the Mid Cap Stock Fund has Performed. The bar chart and table below illustrate annual fund and market benchmark returns for the periods ended December 31, 2003. This information is intended to give you some indication of the risk of investing in the fund by demonstrating how its returns have varied over time. The bar chart shows the Mid Cap Stock Fund's Class A share performance from one year to another. The table shows what the return for each class of shares would equal if you average out actual performance over various lengths of time. The fund's past performance (before and after taxes) is not necessarily an indication of how the fund will perform in the future.

                                    [CHART]

                                    Bar chart

1998    1999    2000    2001    2002     2003
----   -----   -----   -----   ------   -----
9.84   26.75   19.46   19.15   -18.69   24.75

     Since its inception on November 6, 1997 through December 31, 2003, the Class A shares' highest quarterly return was 21.68% for the quarter ended December 31, 1999 and the lowest quarterly return was -16.39% for the quarter ended September 30, 2002. For the period from January 1, 2004 through September 30, 2004, the Class A shares' total return (not annualized) was 6.04%. These returns do not reflect sales charges. If the sales charges were reflected, the returns would be lower than those shown.

--------------------------------------------------------------------------------
AVERAGE ANNUAL TOTAL RETURNS (for the period ended December 31, 2003)*
--------------------------------------------------------------------------------

                                                               Class A Shares   Class B Shares   Class C Shares
                                              1 Year  5 Years  (Life of Class)  (Life of Class)  (Life of Class)
                                              ------  -------  ---------------  ---------------  ---------------
Class A Shares (Inception Date 11/06/97)
 Return Before Taxes........................  18.83%   11.75%       11.31%             n/a              n/a
 Return After Taxes on Distributions........  18.83%   10.01%        9.90%             n/a              n/a
 Return After Taxes on Distributions and
   Sale of Fund Shares......................  16.00%    9.16%        9.04%             n/a              n/a

Class B Shares (Inception Date 01/02/98)
 Return Before Taxes........................  23.83%   12.01%         n/a            11.52%             n/a

Class C Shares (Inception Date 11/06/97)
 Return Before Taxes........................  23.82%   12.00%         n/a              n/a            11.36%
----------------------------------------------------------------------------------------------------------------
Index
 S&P Mid Cap 400 Index**
   (reflects no deduction for fees, expenses
   or taxes)................................  35.62%    9.21%       11.01%           10.86%           11.01%

* The Mid Cap Stock Fund's returns in this table are after deduction of sales charges and expenses.
** The S&P Mid Cap 400 Index is an unmanaged index that measures the performance of the mid-sized company segment of the U.S. market. Its returns do not include the effect of any sales charges. That means that actual returns would be lower if they included the effect of sales charges.

     After-tax returns are calculated using the historically highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor's tax situation and may differ from those shown, and after-tax returns shown are not relevant to investors who hold their fund shares through tax-deferred arrangements, such as 401(k) plans or individual retirement accounts. After tax returns are shown for Class A only and after-tax returns for Class B and Class C will vary.

                                  Prospectus 20

     What are the Costs of Investing in the Mid Cap Stock Fund. The tables below describe the fees and expenses that you may pay if you buy and hold shares of the Mid Cap Stock Fund. The fund's expenses are based on actual expenses incurred for the fiscal year ended October 31, 2004.

--------------------------------------------------------------------------------
SHAREHOLDER FEES (fees paid directly from your investment):
--------------------------------------------------------------------------------

                                           Class A             Class B             Class C
                                           -------             -------             -------
Maximum Sales Charge Imposed on
 Purchases (as a % of offering price)...      4.75%               None                None
Maximum Deferred Sales Charge (as a %
 of original purchase price or
 redemption proceeds, whichever is
 lower).................................      None*                  5%**                1%TRIANGLE
Redemption Fee (as a % of amount
 redeemed, if applicable)...............         2%TRIANGLE'S        2%TRIANGLE'S        2%TRIANGLE'S

* If you purchased $1,000,000 or more of Class A shares of a Heritage mutual fund that were subject to a front-end sales charge and sell these shares within 18 months from the date of purchase, you may pay a 1% contingent deferred sales charge at the time of sale.
** Declining over a six-year period as follows: 5% during the first year, 4% during the second year, 3% during the third and fourth years, 2% during the fifth year, 1% during the sixth year and 0% thereafter. Class B shares will convert to Class A shares eight years after purchase.
TRIANGLE Declining to 0% at the first year.
TRIANGLE'S The fund charges a redemption fee for redemptions of shares held for less than 7 calendar days. For more information, see "How to Sell Your Investment" below.

-------------------------------------------------------------------------
ANNUAL FUND OPERATING EXPENSES (expenses deducted from fund assets):
-------------------------------------------------------------------------
                                              Class A  Class B  Class C
                                              -------  -------  -------
Management Fees*............................   0.75%    0.75%    0.75%
Distribution and Service (12b-1) Fees**.....   0.25%    1.00%    1.00%
Other Expenses*.............................   0.20%    0.20%    0.20%
                                               -----    -----    -----
Total Annual Fund Operating Expenses........   1.20%    1.95%    1.95%
                                               =====    =====    =====

* Heritage Asset Management, Inc. has contractually agreed to waive its investment advisory fees and, if necessary, reimburse the fund to the extent that Class A annual operating expenses exceed 1.45% of the class' average daily net assets and Class B and Class C annual operating expenses exceed 2.20% of that class' average daily net assets for the fund's 2005 fiscal year. The Board may agree to change fee waivers or reimbursements without the approval of fund shareholders. Any reduction in Heritage's management fees is subject to reimbursement by the fund within the following two fiscal years if overall expenses fall below these percentage limitations.
** Under the fund's distribution plan, the fund is authorized to pay a maximum distribution and service fee of 0.35% of average daily assets on Class A shares. The fund's Board of Trustees has approved a current fee of 0.25% on Class A shares.

     Expense Example. This example is intended to help you compare the cost of investing in the Mid Cap Stock Fund with the cost of investing in other mutual funds. The example assumes that you invest $10,000 in the fund for the time periods indicated and then redeem all of your shares at the end of those periods. The example also assumes that your investment has a 5% return each year and that the fund's operating expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions your costs would be:

----------------------------------------------------------------------------
Share Class                                  Year 1  Year 3  Year 5  Year 10
----------------------------------------------------------------------------
A shares...................................   $591    $838   $1,103   $1,860
B shares
  Assuming redemption at end of period.....   $598    $912   $1,152   $2,080
  Assuming no redemption...................   $198    $612   $1,052   $2,080
C shares...................................   $198    $612   $1,052   $2,275

     Portfolio Manager. Todd McCallister, Ph.D., CFA, Managing Director and a Senior Vice President of Eagle Asset Management, Inc., has been responsible for the day-to-day management of the fund's investment portfolio since the fund's inception.

                                  Prospectus 21

Small Cap Stock Fund
--------------------------------------------------------------------------------

     Investment Objective. The Small Cap Stock Fund seeks long-term capital appreciation.

     Principal Investment Strategies. The Small Cap Stock Fund seeks to achieve its objective by investing at least 80% of its net assets (plus the amount of any borrowings for investment purposes) in stocks of small-capitalization companies. Pursuant to SEC rules, this policy will not be changed without 60 calendar days' advance notice to shareholders. Small-cap companies are those with a total market capitalization of less than $2 billion.

     The fund will invest in stocks of companies that appear to be undervalued in relation to their long-term earning power or the asset value of their issuers and that appear to have significant future growth potential. The fund has two subadvisers, Eagle Asset Management, Inc. and Awad Asset Management, Inc. Each subadviser manages a portion of the fund's investment portfolio and has a different management style.

     In making its investment decisions, Eagle generally focuses on investing in the securities of companies that Eagle believes have accelerating earnings growth rates, reasonable valuations (typically with a price-to-earnings ratio of no more than the earnings growth rate), strong management that participates in the ownership of the company, reasonable debt levels and/or a high or expanding return on equity. Eagle utilizes a "bottom-up" approach to identifying the companies in which it invests. Eagle also will perform fundamental financial research.

     Awad employs an investment management approach that seeks to provide investment returns in excess of inflation while attempting to minimize volatility relative to the overall small-cap market. Awad seeks to achieve these goals through fundamental research consisting of internal research. The companies in which Awad invests generally will have, in the opinion of Awad, steady earnings and cash flow growth, good and/or improving balance sheets, strong positions in their market niches and/or the ability to perform well in a stagnant economy. The companies purchased generally will have low price-to-earnings ratios relative to the stock market in general.

     As a temporary defensive measure because of market, economic or other conditions, the fund may invest up to 100% of its assets in high-quality, short-term debt instruments or may take positions that are consistent with its principal investment strategies. To the extent that the fund invokes this strategy, its ability to achieve its investment objective may be affected adversely.

     Principal Risks. The greatest risk of investing in this fund is that its returns will fluctuate and you could lose money. This fund invests in common stocks whose value may decrease in response to the activities of the company that issued the stock, general market conditions and/or economic conditions. If this occurs, the fund's net asset value also may decrease.

     Stock Market Risks. The value of the fund's stock holdings may decline in price because of changes in prices of those holdings or a broad stock market decline. These fluctuations could be a sustained trend or a drastic movement. The stock markets generally move in cycles, with periods of rising prices followed by periods of declining prices. The value of your investment may reflect these fluctuations.

     Growth Companies. Growth companies are expected to increase their earnings at a certain rate. When these expectations are not met, investors may punish the prices of stocks excessively, even if earnings showed an absolute increase. Growth company stocks also typically lack the dividend yield that can cushion stock prices in market downturns.

     Value Stocks. This fund may invest its assets in value stocks, which are subject to the risk that their true worth may not be fully realized by the market. This may result in the value stocks' prices remaining undervalued for extended periods of time. The fund's performance also may be affected adversely if value stocks remain unpopular with or lose favor among investors.

                                  Prospectus 22

     Small-Cap Companies. Investing in small-cap companies generally involves greater risks than investing in medium- or large-capitalization companies. Small-cap companies often have narrower markets and more limited managerial and financial resources than larger, more established companies. As a result, their performance can be more volatile and they face greater risk of business failure, which could increase the volatility of the fund's portfolio. Generally, the smaller the company size, the greater these risks.

     How the Small Cap Stock Fund has Performed. The bar chart and table below illustrate annual fund and market benchmark returns for the periods ended December 31, 2003. This information is intended to give you some indication of the risk of investing in the fund by demonstrating how its returns have varied over time. The bar chart shows the Small Cap Stock Fund's Class A share performance from one year to another. The table shows what the return for each class of shares would equal if you average out actual performance over various lengths of time. The fund's past performance (before and after taxes) is not necessarily an indication of how the fund will perform in the future.

                                     [CHART]

                                   [Bar Chart]

1994    1995    1996    1997    1998    1999   2000    2001    2002     2003
----   -----   -----   -----   ------   ----   ----   -----   ------   -----
0.53   36.90   27.46   29.26   -12.21   7.13   5.57   12.46   -19.19   40.43

     From its inception on May 7, 1993 through December 31, 2003, the Class A shares' highest quarterly return was 21.64% for the quarter ended June 30, 1999 and the lowest quarterly return was -25.03% for the quarter ended September 30, 1998. For the period from January 1, 2004 through September 30, 2004, the Class A shares' total return (not annualized) was 3.55%. These returns do not reflect sales charges. If the sales charges were reflected, the returns would be lower than those shown.

--------------------------------------------------------------------------------
AVERAGE ANNUAL TOTAL RETURNS (for the period ended December 31, 2003)*
--------------------------------------------------------------------------------

                                                                                           Class B    Class C
                                                                               Class A      Shares     Shares
                                                                                Shares     (Life of   (Life of
                                                           1 Year   5 Years   (10 Years)    Class)     Class)
                                                           ------   -------   ----------   --------   --------
Class A Shares (Inception Date 05/07/93)
 Return Before Taxes....................................   33.76%    6.57%      10.59%        n/a        n/a
 Return After Taxes on Distributions....................   33.76%    5.50%       9.19%        n/a        n/a
 Return After Taxes on Distributions and Sale of Fund
   Shares...............................................   28.70%    5.05%       8.52%        n/a        n/a

Class B Shares (Inception Date 01/02/98)
 Return Before Taxes....................................   39.35%    6.81%        n/a        3.33%       n/a

Class C Shares (Inception Date 04/03/95)
 Return Before Taxes....................................   39.33%    6.81%        n/a         n/a      11.53%
--------------------------------------------------------------------------------------------------------------
Index
 Russell 2000 Index**
   (reflects no deduction for fees, expenses or taxes)..   47.25%    7.13%       9.47%       5.45%     10.56%

* The Small Cap Stock Fund's returns in this table are after deduction of sales charges and expenses.
** The Russell 2000 Index is an unmanaged index comprised of 2000 companies with an average market capitalization of more than $880 million as of August 31, 2004. Its returns do not include the effect of any sales charges. That means that actual returns would be lower if they included the effect of sales charges.

     After-tax returns are calculated using the historically highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor's tax situation and may differ from those shown, and after-tax returns shown are not relevant to investors who hold their fund shares through tax-deferred arrangements, such as 401(k) plans or individual retirement accounts. After tax returns are shown for Class A only and after-tax returns for Class B and Class C will vary.

                                  Prospectus 23

     What are the Costs of Investing in the Small Cap Stock Fund. The tables below describe the fees and expenses that you may pay if you buy and hold shares of the Small Cap Stock Fund. The fund's expenses are restated based on actual expenses incurred for the fiscal year ended October 31, 2004.

--------------------------------------------------------------------------------
SHAREHOLDER FEES (fees paid directly from your investment):
--------------------------------------------------------------------------------

                                                       Class A             Class B             Class C
                                                       -------             -------             -------
Maximum Sales Charge Imposed on Purchases (as a % of
 offering price)....................................      4.75%               None                None
Maximum Deferred Sales Charge (as a % of original
 purchase price or redemption proceeds whichever
 is lower)..........................................      None*                  5%**                1%TRIANGLE
Redemption Fee (as a % of amount redeemed, if
 applicable)........................................         2%TRIANGLE'S        2%TRIANGLE'S        2%TRIANGLE'S

* If you purchased $1,000,000 or more of Class A shares of a Heritage mutual fund that were subject to a front-end sales charge and sell these shares within 18 months from the date of purchase, you may pay a 1% contingent deferred sales charge at the time of sale.
** Declining over a six-year period as follows: 5% during the first year, 4% during the second year, 3% during the third and fourth years, 2% during the fifth year, 1% during the sixth year and 0% thereafter. Class B shares will convert to Class A shares eight years after purchase.
TRIANGLE Declining to 0% at the first year.
TRIANGLE'S The fund charges a redemption fee for redemptions of shares held for less than 7 calendar days. For more information, see "How to Sell Your Investment" below.

--------------------------------------------------------------------------------
ANNUAL FUND OPERATING EXPENSES (expenses deducted from fund assets):
--------------------------------------------------------------------------------

                                            Class A   Class B   Class C
                                            -------   -------   -------
Management Fees*.........................    0.81%     0.81%     0.81%
Distribution and Service (12b-1) Fees**..    0.25%     1.00%     1.00%
Other Expenses*..........................    0.27%     0.27%     0.27%
                                             -----     -----     -----
Total Annual Fund Operating Expenses*....    1.33%     2.08%     2.08%
                                             =====     =====     =====

* Heritage Asset Management, Inc. has contractually agreed to waive its investment advisory fees and, if necessary, reimburse the fund to the extent that Class A annual operating expenses exceed 1.30% of the class' average daily net assets and Class B and Class C annual operating expenses exceed 2.05% of that class' average daily net assets for the fund's 2005 fiscal year. For the fund's 2004 fiscal year, Heritage contractually agreed to cap Class A expenses at 1.40% of the class' average daily net assets and Class B and Class C expenses at 2.15% of that class' average daily net assets. The Board may agree to change fee waivers or reimbursements without the approval of fund shareholders. Any reduction in Heritage's management fees is subject to reimbursement by the fund within the following two fiscal years if overall expenses fall below these percentage limitations.
** Under the fund's distribution plan, the fund is authorized to pay a maximum distribution and service fee of 0.35% of average daily assets on Class A shares. The fund's Board of Trustees has approved a current fee of 0.25% on Class A shares.

     Expense Example. This example is intended to help you compare the cost of investing in the Small Cap Stock Fund with the cost of investing in other mutual funds. The example assumes that you invest $10,000 in the fund for the time periods indicated and then redeem all of your shares at the end of those periods. The example also assumes that your investment has a 5% return each year and that the fund's operating expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions your costs would be:

-----------------------------------------------------------------------------
Share Class                                Year 1   Year 3   Year 5   Year 10
-----------------------------------------------------------------------------
A shares................................    $604     $876    $1,169    $2,000
B shares
  Assuming redemption at end of period..    $611     $952    $1,219    $2,219
  Assuming no redemption................    $211     $652    $1,119    $2,219
C shares................................    $211     $652    $1,119    $2,410

                                  Prospectus 24

     Portfolio Managers. James D. Awad, Chairman of Awad Asset Management, Inc., has been responsible for the day-to-day management of Awad's portion of the fund's investment portfolio since the fund's inception. Bert L. Boksen CFA, a Managing Director and Senior Vice President of Eagle Asset Management, Inc., has been responsible for the day-to-day management of Eagle's portion of the fund's investment portfolio since August 1995.

                                  Prospectus 25

Value Equity Fund
--------------------------------------------------------------------------------

     Investment Objectives. The Value Equity Fund's primary investment objective is long-term capital appreciation. Current income is its secondary objective.

     Principal Investment Strategies. The Value Equity Fund seeks to achieve its objectives by investing, under normal market conditions, at least 80% of its net assets (plus the amount of any borrowings for investment purposes) in equity securities. Pursuant to SEC rules, this policy will not be changed without 60 calendar days advance notice to shareholders. The fund invests primarily in U.S. equity securities, which consist mainly of common stocks. Other types of securities in which the fund will invest include securities convertible into common or preferred stocks. Common stocks in which the fund invests may represent any economic sector in a variety of industries and companies. At times, the fund's investments may emphasize a particular economic sector while maintaining a diverse portfolio.

     The portfolio manager utilizes a contrarian value investment strategy and employs a low price-to-earnings approach with an emphasis on financially solid companies. The fund focuses its investments in stocks of large U.S. companies that are similar in size to the S&P 500 Index (as of September 30, 2004, the S&P 500 Index had a median market capitalization of approximately $9.3 billion) and that the portfolio manager believes are undervalued. The fund, however, may invest in stocks of small- and mid-capitalization companies. The fund's portfolio will typically have a price-to-earnings ratio at least 20% below the average of those companies included in the S&P 500 Index.

     The portfolio manager first screens for discounted stocks (i.e., stocks with price-to-earnings ratios that are below the average of the S&P 500 Index). Within that universe of stocks, the portfolio manager looks for companies that have a strong financial position, demonstrate high earnings growth, and pay high dividends. Dividends are an important element in the portfolio manager's investment strategy because they can cushion the impact of stock losses, and increase total return potential when stocks experience gains. The portfolio manager conducts fundamental research by comparing a company's stock price to its book value, cash flow and yield and analyzes individual companies to identify those that are financially sound and appear to meet the portfolio manager's criteria for long-term growth and income. Drawing on this analysis, the portfolio manager will select 45 to 65 of the most attractive stocks in a variety of sectors for inclusion in the fund's portfolio based on the companies' potential future market performance.

     The portfolio manager will normally sell a stock when it either reaches a target price or its fundamental factors have changed, or when other investments offer better opportunities.

     The fund also may invest up to 5% of its net assets in derivative securities for hedging purposes and to create synthetic index positions. The fund also may write covered call options, not to exceed 10% of its total assets, on common stocks in its portfolio or on common stocks into which securities held by it are convertible to earn additional income or to hedge downside risk associated with appreciated securities in its portfolio.

     Principal Risks. The greatest risk of investing in this fund is that its returns will fluctuate and you could lose money. This fund invests in common stocks whose value may decrease in response to the activities of the company that issued the stock, general market conditions and/or economic conditions. If this occurs, the fund's net asset value also may decrease.

     Stock Market Risks. The value of the fund's stock holdings may decline in price because of changes in prices of those holdings or a broad stock market decline. These fluctuations could be a sustained trend or a drastic movement. The stock markets generally move in cycles, with periods of rising prices followed by periods of declining prices. The value of your investment may reflect these fluctuations.

                                  Prospectus 26

     Value Stocks. Value stocks are subject to the risk that their intrinsic value may never be realized by the market or that their prices may go down. While the fund's investments in value stocks may limit its downside risk over time, the fund may produce more modest gains than riskier stock funds as a trade-off for this potentially lower risk.

     Covered Call Options. Because the fund may write covered call options, the fund may be exposed to risk stemming from changes in the value of the stock that the option is written against. While options can limit the fund's losses, they also can limit gains from market movements.

     Sector Risk. Because the fund may, at times, focus its investments in certain economic sectors, the fund may be exposed to sector risk. Sector risk is the risk that the value of securities of any single economic sector may rise and fall more rapidly than the broader securities markets. Consequently, the value of the fund's portfolio also may be more volatile.

     Mid-Cap and Small-Cap Companies. Investing in mid-cap and small-cap companies generally involves greater risk than investing in larger, more established companies. Both mid-cap and small-cap companies often have narrower markets and more limited managerial and financial resources than larger, more established companies. As a result, their performance can be more volatile and they face greater risk of business failure, which could increase the volatility of the fund's portfolio. Generally, the smaller the company size, the greater these risks.

     Derivatives. The fund may use derivatives such as futures contracts, foreign currency forward contracts and options on futures to adjust the risk/return characteristics of its investment portfolio. These practices, however, may present risks different from or in addition to the risks associated with investments in foreign currencies. There can be no assurance that any strategy used will succeed. If the fund's portfolio manager incorrectly forecasts stock market values or currency exchange rates in utilizing a strategy for the fund, the fund could lose money.

     How has the Value Equity Fund Performed. The bar chart and table below illustrate annual fund and market benchmark returns for the periods ended December 31, 2003. This information is intended to give you some indication of the risk of investing in the fund by demonstrating how its returns have varied over time. The bar chart shows the Value Equity Fund's Class A share performance from one year to another. The table shows what the return for each class of shares would equal if you average out actual performance over various lengths of time. The fund's past performance (before and after taxes) is not necessarily an indication of how the fund will perform in the future.

                                     [CHART]

                                   [Bar Chart]

 1995    1996    1997    1998   1999    2000    2001    2002     2003
-----   -----   -----   -----   ----   -----   -----   ------   -----
36.57   13.29   25.53   -0.65   0.01   13.86   -5.50   -27.84   26.80

     From its inception on December 30, 1994 through December 31, 2003, the Class A shares' highest quarterly return was 16.71% for the quarter ended June 30, 2003 and the lowest quarterly return was -22.62% for the quarter ended September 30, 2002. For the period from January 1, 2004 through September 30, 2004, the Class A shares' total return (not annualized) was 1.58%. These returns do not reflect sales charges. If the sales charges were reflected, the returns would be lower than those shown.

                                  Prospectus 27

--------------------------------------------------------------------------------
AVERAGE ANNUAL TOTAL RETURNS (for the period ended December 31, 2003)*
--------------------------------------------------------------------------------

                                                                  Class A Shares   Class B Shares   Class C Shares
                                                 1 Year  5 Years  (Life of Class)  (Life of Class)  (Life of Class)
                                                 ------  -------  ---------------  ---------------  ---------------
Class A Share (Inception Date 12/30/94)
 Return Before Taxes...........................  20.77%   -1.28%        6.81%             n/a              n/a
 Return After Taxes on Distributions...........  20.73%   -2.04%        5.00%             n/a              n/a
 Return After Taxes on Distributions and
   Sale of Fund Shares.........................  17.75%   -1.51%        4.91%             n/a              n/a

Class B Shares (Inception Date 01/02/98)
 Return Before Taxes...........................  25.71%   -1.08%         n/a            -1.24%             n/a

Class C Shares (Inception Date 04/03/95)
 Return Before Taxes...........................  25.62%   -1.08%         n/a              n/a             5.98%
-------------------------------------------------------------------------------------------------------------------
Index
 Russell 1000 Value Index**
   (reflects no deduction for fees, expenses
   or taxes)...................................  30.03%    3.56%       13.53%            5.88%           12.77%

* The Value Equity Fund's returns in this table are after deduction of sales charges and expenses.
** The Russell 1000 Value Index is an unmanaged index that measures the performance of those Russell 1000 companies with lower price-to-book ratios and lower forecasted growth values. Its returns do not include the effect of any sales charges. That means the actual returns would be lower if they included the effect of any sales charges. That means that actual returns would be lower if they included the effect of sales charges.

     After-tax returns are calculated using the historically highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor's tax situation and may differ from those shown, and after-tax returns shown are not relevant to investors who hold their fund shares through tax-deferred arrangements, such as 401(k) plans or individual retirement accounts. After-tax returns are shown for Class A only and after-tax returns for Class B and Class C will vary.

     What are the Costs of Investing in the Value Equity Fund. The tables below describe the fees and expenses that you may pay if you buy and hold shares of the Value Equity Fund. The fund's expenses are based on actual expenses incurred for the fiscal year ended October 31, 2004.

--------------------------------------------------------------------------------
SHAREHOLDER FEES (fees paid directly from your investment):
--------------------------------------------------------------------------------

                                                                         Class A           Class B           Class C
                                                                         -------           -------           -------
Maximum Sales Charge Imposed on Purchases (as a % of offering price)       4.75%             None               None
Maximum Deferred Sales Charge (as a % of original
 purchase price or redemption proceeds,
 whichever is lower)...................................................    None*                5%**               1%TRIANGLE
Redemption Fee (as a % of amount redeemed, if applicable)..............       2%TRIANGLE'S      2%TRIANGLE'S       2%TRIANGLE'S

* If you purchased $1,000,000 or more of Class A shares of a Heritage mutual fund that were subject to a front-end sales charge and sell these shares within 18 months from the date of purchase, you may pay a 1% contingent deferred sales charge at the time of sale.
** Declining over a six-year period as follows: 5% during the first year, 4% during the second year, 3% during the third and fourth years, 2% during the fifth year, 1% during the sixth year and 0% thereafter. Class B shares will convert to Class A shares eight years after purchase.
TRIANGLE Declining to 0% at the first year.
TRIANGLE'S The fund charges a redemption fee for redemptions of shares held for less than 7 calendar days. For more information, see "How to Sell Your Investment" below.

                                  Prospectus 28

--------------------------------------------------------------------------------
ANNUAL FUND OPERATING EXPENSES (expenses deducted from fund assets):
--------------------------------------------------------------------------------
                                             Class A  Class B  Class C
                                             -------  -------  -------
Management Fees*...........................   0.75%    0.75%    0.75%
Distribution and Service (12b-1) Fees**....   0.25%    1.00%    1.00%
Other Expenses*............................   0.85%    0.85%    0.85%
                                              -----    -----    -----
Total Annual Fund Operating Expenses.......   1.85%    2.60%    2.60%
Fee Waiver and/or Expense Reimbursement*...   0.40%    0.40%    0.40%
                                              -----    -----    -----
Net Expenses...............................   1.45%    2.20%    2.20%
                                              =====    =====    =====

* Heritage Asset Management, Inc. has contractually agreed to waive its investment advisory fees and, if necessary, reimburse the fund to the extent that Class A annual operating expenses exceed 1.45% of the class' average daily net assets and Class B and Class C annual operating expenses exceed 2.20% of that class' average daily net assets for the class' 2005 fiscal year. The Board may agree to change fee waivers or expense reimbursements without the approval of fund shareholders. Any reduction in Heritage's management fees is subject to reimbursement by the fund within the following two fiscal years if overall expenses fall below these percentage limitations.
** Under the fund's distribution plan, the fund is authorized to pay a maximum distribution and service fee of 0.35% of average daily assets on Class A shares. The fund's Board of Trustees has approved a current fee of 0.25% on Class A shares.

     Expense Example. This example is intended to help you compare the cost of investing in the Value Equity Fund with the cost of investing in other mutual funds. The example assumes that you invest $10,000 in the fund for the time periods indicated and then redeem all of your shares at the end of those periods. The example also assumes that your investment has a 5% return each year. Because the fee waiver and expense reimbursement are only guaranteed through the fund's 2004 fiscal year, net expenses are used to calculate costs in Year 1, and total annual fund operating expenses are used to calculate costs in Years 2 through 10. Although your actual costs may be higher or lower, based on these assumptions your costs would be:

Share Class                                Year 1  Year 3  Year 5  Year 10
-----------------------------------------  ------  ------  ------  -------
A shares.................................   $616   $  992  $1,393   $2,510
B shares
  Assuming redemption at end of period...   $623   $1,071  $1,445   $2,722
  Assuming no redemption.................   $223   $  771  $1,345   $2,722
C shares.................................   $223   $  771  $1,345   $2,905

     Portfolio Manager. David Dreman, chairman of Dreman Value Management, L.L.C., has been responsible for the day-to-day management of the fund's investment portfolio since June 1, 2003.

                                  Prospectus 29

                             MANAGEMENT OF THE FUNDS

Who Manages Your Fund
--------------------------------------------------------------------------------

     Manager. Heritage Asset Management, Inc. (Heritage) serves as investment adviser and administrator for each fund. Heritage manages, supervises and conducts the business and administrative affairs of these funds and other Heritage mutual funds with net assets totaling approximately $8 billion as of September 30, 2004. The table below indicates what Heritage charged each fund for investment advisory and administration fees during the fund's last fiscal year and contractual fee rates:

                              Fees Charged  Contractual Fees
                              ------------  ----------------
.. Capital Appreciation Trust      0.75%        0.75%/(a)/
.. Diversified Growth Fund         0.83%        1.00%/(b)/
.. Growth Equity Fund              0.75%        0.75%/(a)/
.. Growth and Income Trust         0.60%        0.75%/(c)/
.. International Equity Fund       0.63%        1.00%/(d)/
.. Mid Cap Stock Fund              0.75%        0.75%/(e)/
.. Small Cap Stock Fund            0.81%        1.00%/(f)/
.. Value Equity Fund               0.35%        0.75%/(g)/

----------
/(a)/ Heritage's annual fee is 0.70% of the fund's average daily net assets over
     $1 billion.
/(b)/ Heritage's annual fee is 0.75% of the fund's average daily net assets between $50 million and $500 million, 0.70% on average daily net assets between $500 million and $1 billion, and 0.65% on average daily net assets over $1 billion.
/(c)/ Heritage's annual fee is 0.60% of the fund's average daily net assets between $100 million and $500 million and 0.55% on average daily net assets over $500 million.
/(d)/ Heritage's annual fee is 0.80% of the fund's average daily net assets between $100 million and $1 billion and 0.70% on average daily net assets over $1 billion.
/(e)/ Heritage's annual fee is 0.70% of the fund's average daily net assets between $500 million and $1 billion and 0.65% on average daily net assets over $1 billion.
/(f)/ Heritage's annual fee is 0.75% of the fund's average daily net assets over
     $50 million.
/(g)/ Heritage's annual fee is 0.70% of the fund's average daily net assets over $500 million.

     Heritage is located at 880 Carillon Parkway, St. Petersburg, Florida 33716, and is a wholly owned subsidiary of Raymond James Financial, Inc. (RJF) which, together with its subsidiaries, provides a wide range of financial services to retail and institutional clients.

     Subadvisers. Heritage may allocate and reallocate the assets of a fund among one or more investment subadvisers, subject to review by the Board of Trustees. In the future, Heritage may propose the addition of one or more additional subadvisers, subject to approval by the Board of Trustees and, if required by the Investment Company Act of 1940, fund shareholders. Pursuant to an exemptive order from the Securities and Exchange Commission, Heritage is permitted to enter into new or modified subadvisory agreements with existing or new subadvisers for the Diversified Growth Fund, Growth and Income Trust, International Equity Fund and Value Equity Fund without approval of fund shareholders, but subject to approval of the Board. The Prospectus will be supplemented if additional investment advisers are retained or the contract with any existing adviser is terminated. Heritage has selected the following subadvisers to provide investment advice and portfolio management services to the funds' portfolios:

     . Eagle Asset Management, Inc., 880 Carillon Parkway, St. Petersburg, Florida 33716, serves as the subadviser to the Capital Appreciation Trust, the Diversified Growth Fund, the Growth Equity Fund, the Growth and Income Trust, the Mid Cap Stock Fund, the Small Cap Stock Fund and the Value Equity Fund. However, Heritage, the funds' investment adviser, currently has not allocated any of the assets of the Capital Appreciation Trust, Growth and Income

                                  Prospectus 30

          Trust, or the Value Equity Fund to Eagle. As of September 30, 2004, Eagle had approximately $8.8 billion of assets under its discretionary management.

     . Goldman Sachs Asset Management L.P. (GSAM), 2502 Rocky Point Drive, Tampa, Florida 33607, serves as the subadviser to the Capital Appreciation Trust. As of September 30, 2004, GSAM, a business unit of the Investment Management Division of Goldman, Sachs & Co., had assets under management of approximately $381.9 billion.

     . Julius Baer Investment Management Inc. (JBIMI), 330 Madison Avenue, New York, New York 10017, the subadviser to the International Equity Fund, is wholly owned by the internationally recognized Julius Baer Group of Zurich, Switzerland which manages more than $100 billion of assets for institutions and individuals around the world as of June 30, 2004.

     . Awad Asset Management, Inc. serves as a subadviser to the Small Cap Stock Fund. Awad, 250 Park Avenue, New York, New York 10177, a wholly owned subsidiary of RJF, had $1.3 billion of assets under its discretionary management as of September 30, 2004.

     . Dreman Value Management, L.L.C. ("Dreman"), 10 Exchange Place, Suite 2150, Jersey City, New Jersey 07302, serves as the subadviser to the Value Equity Fund. Heritage has allocated all of the Fund's assets to Dreman. As of September 30, 2004, Dreman had approximately $11.1 billion of assets under its discretionary management.

     . Thornburg Investment Management, Inc., 119 East Marcy Street, Suite 200, Santa Fe, New Mexico 87501, serves as the subadviser to the Growth and Income Trust. Heritage has allocated all of the fund's assets to Thornburg. As of September 30, 2004, Thornburg had approximately $10.3 billion of assets under its discretionary management.

     Portfolio Managers. The following portfolio managers are responsible for the day-to-day management of each investment portfolio:

     . Capital Appreciation Trust -- Herbert E. Ehlers has managed the fund's investment portfolio Investment Officer since its inception and David
          G. Shell, Steven M. Barry and Gregory H. Ekizian are Co-Chief Investment Officers and senior portfolio managers of the GSAM investment team that manages the investment portfolio. They also are Managing Directors of Goldman Sachs. The investment team is nationally recognized for their ability to identify businesses that are strategically poised for long-term growth and which are reasonably priced.

     . Diversified Growth Fund -- Bert L. Boksen has been responsible for the day-to-day management of the investment portfolio since the fund's inception. Mr. Boksen has been a Managing Director and Senior Vice President of Eagle since 1995. Prior to that, he was employed for 16 years by Raymond James & Associates, Inc. in its institutional research and sales department. While employed by Raymond James & Associates, Inc., Mr. Boksen served as co-head of Research, Chief Investment Officer, and Chairman of the Raymond James & Associates, Inc. Focus List Committee.

     . Growth Equity Fund -- Ashi Parikh has been responsible for the day-to-day management of the investment portfolio since April 1999. Mr. Parikh is Senior Managing Director of the Institutional Growth Division of Eagle and has served as Managing Director and Portfolio Manager for the Large Capitalization Growth Equity Program for Eagle since April 1999. Mr. Parikh joined Eagle from Bank One Investment Advisers, Inc. where he was Managing Director of their Growth Equity Team and lead manager for the One Group Large Company Growth Fund and the One Group Growth Opportunities Fund. He joined Bank One Corporation in 1992 and Bank One Investment Advisers in 1994.

     . Growth and Income Trust -- William V. Fries has been responsible for the day-to-day management of the investment portfolio since July 2001. Mr. Fries has been a Managing Director and Portfolio Manager at Thornburg since 1995. He has over 30 years of investment management experience, including managing equity mutual funds for another investment

                                  Prospectus 31
          management company. He began his investment career as a security analyst and bank investment officer. Mr. Fries is a Chartered Financial Analyst.

     . International Equity Fund -- Rudolph-Riad Younes, CFA and Richard C. Pell have shared responsibility for the day-to-day management of the investment portfolio since July 2002. Mr. Younes, Head of International Equities, joined Julius Baer in 1993. Prior to joining Julius Baer, Mr. Younes was an Associate Director at Swiss Bank Corp. Mr. Younes holds the Chartered Financial Analyst designation and received an MBA in Management from Yale University and an MS in Electrical Engineering from Columbia University. Mr. Pell joined Julius Baer as Chief Investment Officer (USA) in 1995. Prior work experience was at Bankers Trust Company, Mitchell Hutchins Institutional Investors, and Bank of Tokyo Trust Company. Mr. Pell has an MBA in Finance from New York University and a BA in History from the University of California at Berkeley.

     . Mid Cap Stock Fund -- Todd McCallister, Ph.D., CFA, Managing Director and Senior Vice President of Eagle Asset Management, Inc., has been responsible for the day-to-day management since the fund's inception. Prior to joining Eagle in 1997, Mr. McCallister served as a portfolio manager for IAI Mutual Funds from 1992 to 1997. Stacey Serafini Thomas, CFA serves as Assistant Portfolio Manager of the fund since 2000. Prior to joining Eagle, Ms. Thomas was employed in the Investment Banking Department of Raymond James & Associates, Inc. from 1997 to 1999.

     . Small Cap Stock Fund -- James D. Awad has been responsible for the day-to-day management of Awad Asset Management's portion of the investment portfolio assets since the fund's inception. Mr. Awad has been Chairman of Awad since 1992. Bert L. Boksen has been responsible for the day-to-day management of Eagle's portion of the investment portfolio assets since August 1995. Mr. Boksen has been a Managing Director and Senior Vice President of Eagle since 1995. Prior to that, he was employed for 16 years by Raymond James & Associates, Inc. in its institutional research and sales department. While employed by Raymond James & Associates, Inc., Mr. Boksen served as co-head of Research, Chief Investment Officer and Chairman of the Raymond James & Associates, Inc. Focus List Committee.

     . Value Equity Fund -- David Dreman has been responsible for the day-to-day management of the investment portfolio since June 2003. Mr. Dreman is the chairman of Dreman, which he founded in 1977. He has over 35 years of investment management experience, including managing equity mutual funds for another investment management company. He also is a financial columnist for Forbes magazine.

Distribution of Fund Shares
--------------------------------------------------------------------------------

     Raymond James & Associates, Inc. (Distributor) currently serves as the distributor of the funds. Subject to the Board of Trustees' and regulatory approvals, Heritage Fund Distributors, Inc. will serve as the funds' distributor. In the event such approvals are obtained, references to the Distributor will be deemed to be references to Heritage Fund Distributors, Inc. The Distributor may compensate other broker/dealers to promote sales of fund shares.

     In addition to the distribution and service fees and other fees paid by the Funds as described above in "Annual Fund Operating Expenses" and in "Understanding Rule 12b-1 Fees" below, Heritage may pay a service fee based on sales and/or the average daily net assets attributable to a broker/dealer, including the Distributor, who has a service agreement with Heritage. Heritage pays these service fees out of amounts received by it for investment advisory and administrative services provided to the funds. Such service fees could create an incentive for broker/dealers and the Distributor to offer the funds instead of other funds where a service fee is not received.

                                  Prospectus 32

                                 YOUR INVESTMENT

Before You Invest
--------------------------------------------------------------------------------

     Before you invest in a fund, please:

          .    Read this Prospectus carefully.
          .    Decide which fund or funds best suit your needs and your goals,
          .    Decide which class of shares is best for you, and then
          .    Decide how much you wish to invest and how you want to open an account.

Choosing a Class of Shares
--------------------------------------------------------------------------------

     You can choose from two classes of fund shares: Class A shares and Class C shares. A third class, Class B shares, is available only through exchange or dividend reinvestment. Each class has a different combination of sales charges and ongoing fees allowing you to choose the class that best meets your needs. You should make this decision carefully based on:

          .    the amount you wish to invest,
          .    the different sales charges that apply to each share class,
          .    whether you qualify for any reduction or waiver of sales charges,
          .    the length of time you plan to keep the investment, and
          .    the class expenses.

     Class A Shares. You may purchase Class A shares at the "offering price" -- a price equal to their net asset value, plus a maximum sales charge of 4.75% imposed at the time of purchase. Class A shares currently are subject to ongoing distribution and service (Rule 12b-1) fees of 0.25% of their average daily net assets. These fees are lower than the ongoing Rule 12b-1 fees for Class B shares and Class C shares.

     If you choose to invest in Class A shares, you will pay a sales charge at the time of each purchase. The table below shows the charges both as a percentage of offering price and as a percentage of the amount you invest. Because of rounding of the calculation in determining the sales charges, you may pay more or less than what is shown in the table below. If you invest more, the sales charge will be lower. You may qualify for a reduced sales charge or the sales charge may be waived as described below in "Sales Charge Reductions and Waivers" below. If you think you are eligible, contact Heritage or your financial advisor for further information.

                              Class A Sales Charges

                                                             Dealer Concession
                              As a % of        As a % of          as % of
      Your Investment       Offering Price  Your Investment  Offering Price/(1)/
      ---------------       --------------  ---------------  -------------------
Less than $25,000 ........       4.75%           4.99%              4.25%
$25,000 - $49,999 ........       4.25%           4.44%              3.75%
$50,000 - $99,999 ........       3.75%           3.90%              3.25%
$100,000 - $249,999 ......       3.25%           3.36%              2.75%
$250,000 - $499,999 ......       2.50%           2.56%              2.00%
$500,000 - $999,999 ......       1.50%           1.52%              1.25%
$1,000,000 and over ......       0.00%           0.00%              0.00%/(2)/

----------
/(1)/ During certain periods, the Distributor may pay 100% of the sales charge to participating dealers. Otherwise, it will pay the dealer concession shown above.
/(2)/ For purchases of $1 million or more, Heritage may pay from its own resources to the Distributor, up to 1.00% of the purchase amount on the first $3 million and 0.80% on assets thereafter. An investor who redeems those Class A shares within 18 months of purchase may be subject to a contingent deferred sales charge (CDSC) of 1.00% and Heritage will retain the Rule 12b-1 fees for the 18-month period. However, if you hold shares in the Heritage Cash Trust Money Market Fund or Municipal Money Market Fund, the time you hold those shares will not be counted for purposes of calculating the CDSC.

                                  Prospectus 33

     Class B Shares. Class B shares are not available for direct purchase; however they may be acquired through exchange from Class B shares of another Heritage mutual fund or dividend reinvestment. If you sell the shares within 6 years of purchase, you will pay a contingent deferred sales charge (CDSC) at the time of sale of up to a maximum of 5.00%. Class B shares are subject to ongoing Rule 12b-1 fees of up to 1.00% of their average daily net assets. This Rule 12b-1 fee is higher than the ongoing Rule 12b-1 fees for Class A shares but the same as for the Class C shares.

     If you have invested in Class B shares, you will pay a sales charge if you sell those shares within 6 years of purchase. The CDSC imposed on sales of Class B shares will be calculated by multiplying the original purchase cost or the current market value of the shares being sold, whichever is less, by the percentage shown on the following chart. Because of rounding of the calculation in determining the CDSC, you may pay more or less than what is shown in the chart below. The CDSC will decline at the anniversary of your purchase. The longer you hold the shares, the lower the rate of the CDSC. The CDSC may be waived as described below in "Sales Charge Reductions and Waivers". Any period of time you held Class B shares of the Heritage Cash Trust-Money Market Fund will not be counted when determining your CDSC.

                            Class B Deferred Charges

Redemption During:  CDSC on Shares Being Sold
------------------  -------------------------
1st year .........              5%
2nd year .........              4%
3rd year .........              3%
4th year .........              3%
5th year .........              2%
6th year .........              1%
After 6 years ....              0%

     Conversion of Class B Shares. If you have invested in Class B shares and hold them for 8 years, we automatically will convert them to Class A shares without charge. Any period of time you held Class B shares of the Heritage Cash Trust-Money Market Fund and Municipal Money Market Fund will be excluded from the 8-year period.

     When we convert the shares, you will receive Class A shares in an amount equal to the value of your Class B shares. However, because Class A and Class B shares have different prices, you may receive more or less Class A shares after the conversion. The dollar value will be the same, so you have not lost any money as a result of the conversion.

     Class C Shares. You may purchase Class C shares at net asset value with no initial sales charge. As a result, the entire amount of your purchase is invested immediately. However, if you sell the shares less than 1 year after purchase, you will pay a CDSC at the time of sale of 1.00%, which will be calculated based on the original purchase cost or the current market value of the shares being sold, whichever is less. Based on rounding of the calculation in determining the CDSC, you may pay more or less than 1.00%. The CDSC may be waived as described below in "Sales Charge Reductions and Waivers". Class C shares are subject to ongoing Rule 12b-1 fees of up to 1.00% of their average daily net assets. This Rule 12b-1 fee is higher than the ongoing Rule 12b-1 fees for Class A shares and is the same as for the Class B shares. Class C shares do not convert to any other class of shares. Any period of time you held Class C shares of the Heritage Cash-Trust Money Market Fund will not be counted toward the 1-year period. With respect to Class C shares, you should consult with your financial advisor as to the suitability of such investment for you.

     Understanding Rule 12b-1 Fees. Each fund has adopted a plan under Rule 12b-1 that allows it to pay distribution and sales fees for the sale of its shares and for services provided to shareholders. Because these fees are paid out of the fund's assets on an ongoing basis, over time these fees will increase the cost of your investment and may cost you more than paying other types of sales charges.

                                  Prospectus 34

Sales Charge Reductions and Waivers
--------------------------------------------------------------------------------

     There are a number of ways to reduce or eliminate the initial sales charge on Class A shares or the CDSC on Class A, Class B or Class C shares. To receive a reduction or waiver in your Class A initial sales charge, you must advise your financial advisor or Heritage of your eligibility at the time of purchase.

     Reducing your Class A Sales Charge. Heritage offers programs designed to reduce your Class A sales charges as described in the schedule above. For purposes of calculating your sales charge, you can combine purchases of Class A shares for all Heritage mutual funds (except for the money market funds) in the following account owner relationships:

     . Accounts owned by you, your spouse or minor children, including trust or other fiduciary accounts in which you, your spouse or minor children are the beneficiary. This includes sole proprietor business accounts;
     . Accounts opened under a single trust agreement -- including those with multiple beneficiaries;
     . Purchases made by a qualified retirement or employee benefit plan of a single employer;
     . Purchases made by a company, provided the company is not in existence solely for purchasing investment company shares.

     Rights of Accumulation -- You may add the value of your previous Class A and Class B purchases (excluding the money market funds) for purposes of calculating the sales charge for future purchases of Class A shares. For example if you previously purchased $20,000 of Class A or Class B shares of a Heritage mutual fund and made a subsequent investment of $10,000 in Class A shares, a sales charge discount would be applied to the $10,000 investment. For purposes of determining your sales charge, we will apply discounts based upon the greater of the current account value or the total of all purchases less all redemptions.

     Letter of Intent -- You may purchase Class A shares of any Heritage mutual fund (except for the money market funds) over a 13-month period and receive the same sales charge as if all shares had been purchased at once. Investments made up to 90 calendar days before adopting this agreement are eligible for this discount. All prior investments can be applied toward meeting the investment requirement. If you fail to make an investment sufficient to meet the intended investment within the 13-month period, the difference in Class A sales charges will be charged to your account.

     Waiver of Class A Sales Charges. Class A shares may be sold at net asset value without any sales charge to:

     . Heritage, its affiliates, directors, officers and employees; any Heritage mutual fund and current and retired officers and Trustees of a fund; the subadviser of any Heritage mutual fund and its current directors, officers and employees; employees and registered financial advisors of broker-dealers that have selling arrangements with the funds' Distributor; directors, officers and employees of banks and trust companies that are party to agency agreements with the Distributor; all such persons' immediate relatives (spouse, parents, siblings, children -- including in-law relationships) and beneficial accounts;
     . Investors who participate in certain wrap fee investment programs or certain retirement programs sponsored by broker-dealers or other service organizations which have entered into service agreements with Heritage. Such programs generally have other fees and expenses, so you should read any materials provided by that organization;
     . As indicated in the "Class A Sales Charges" schedule above, Class A investments of $1,000,000 or more, either as a single purchase or through the Rights of Accumulation or Letter of Intent programs above, are sold at net asset value. From its own resources, Heritage may pay the Distributor up to 1% of the purchase amount on the first $3 million and 0.80% on assets thereafter in these accounts. Such shares redeemed within 18 months of purchase are subject to a CDSC of 1% and Heritage may retain the Rule 12b-1 fees for up to 18 months. Any period of time you held shares of a Heritage money market fund will not be counted toward the 18-month period.

     Information concerning Sales Charge Reductions and Waivers can be found on our website, www.HeritageFunds.com.

                                  Prospectus 35

     CDSC Waivers. The CDSC for Class A shares, Class B shares and Class C shares currently is waived if the shares are sold:

     .    to make certain distributions from retirement plans,
     . because of shareholder death or disability (including shareholders who own shares in joint tenancy with a spouse),
     . to make payments through certain sales from a Systematic Withdrawal Plan of up to 12% annually of the account balance at the beginning of the plan, or
     . to close out shareholder accounts that do not comply with the minimum balance requirements.

     Reinstatement Privilege. If you sell Class A or Class C shares of a Heritage mutual fund, you may reinvest some or all of the sales proceeds up to 90 calendar days later in the same share class of any Heritage mutual fund without incurring additional sales charges. If you paid a CDSC, the reinvested shares will have no holding period requirement. You must notify Heritage if you decide to exercise this privilege. Because Class B shares are no longer offered for sale, proceeds from the redemption of Class B shares may not be reinvested.

How To Invest
--------------------------------------------------------------------------------

     Minimum Initial Investment. Once you have chosen a share class, the next step is to determine the amount you wish to invest. The minimum initial investment for each fund is:

                                 Minimum Initial        Subsequent
Type of Account                    Investment           Investment
---------------                  ---------------  ----------------------
Regular Account ...............      $1,000             No minimum
Periodic Investment Program ...      $   50       $50 on a monthly basis
Retirement Account ............      $  500             No minimum

     Heritage may waive these minimum requirements at its discretion. Contact Heritage or your financial advisor for further information.

     There are several ways to invest, although the availability of these services may be limited by your financial advisor or institution.

     Through Your Financial Advisor. You may invest in a fund by contacting your financial advisor. Your financial advisor can help you open a new account and help you review your financial needs and formulate long-term investment goals and objectives. Your financial advisor or broker will transmit your request to the fund and may charge you a fee for this service. Your broker may also designate other intermediaries to receive orders on the fund's behalf.

     By Mail. You may invest in a fund directly by completing and signing the account application found in this Prospectus. Indicate the fund, the class of shares and the amount you wish to invest. If you do not specify a share class, we will automatically choose Class A shares, which include a front-end sales charge. Checks must be drawn on an account at a U.S. bank and made payable to the specific fund and class being purchased. Mail the application and your payment to:

          Heritage Asset Management, Inc.
          P.O. Box 33022
          St. Petersburg, FL 33733

     By Telephone. If you provide your bank account information, Heritage can initiate a purchase from that account. Complete the appropriate sections of the Heritage account application and attach a voided check to activate this service. This method cannot be used to open a new account.

     By Periodic Investment Program. We offer the following plans to allow you to make regular, automatic investments into a fund. You determine the amount and frequency of your investments. You can terminate your plan at any time.

                                  Prospectus 36

     . From Your Bank Account -- You may instruct us to transfer funds from a specific bank checking account to your Heritage account. This service is only available in instances in which the transfer can be effected by electronic transfer. Complete the appropriate sections of the account application or the Heritage Direct Payment Plan form to activate this service. Heritage reserves the right to cancel a periodic investment program if payment from your bank is rejected for two consecutive months or if you make regular withdrawals from your account without maintaining the minimum balance.

     . Automatic Exchange -- You may make automatic regular exchanges between two or more Heritage mutual funds. These exchanges are subject to the exchange requirements discussed below.

The intent of these plans is to encourage you to increase your Heritage account balance to the fund's minimum investment. If you discontinue any of these plans, or make regular withdrawals from your account without maintaining the minimum balance, we may require you to buy more shares to keep your account open.

     By Direct Deposit. You may instruct your employer, insurance company, the Federal government or other organization to direct all or part of the payments you receive to your Heritage account. All payments from the U.S. government, including payroll, pension, Social Security, and income tax refunds are eligible for this service. The following information must be provided to the payor in the enrollment process:


                                      ---------------------------------
          .    Bank routing number:   0   1   1   0   0   0   0   2   8
                                      ---------------------------------

                                      -----------------------------------------------------------------
          .    Account number:        7   7   0   0   1   f   f   a   a   a   a   a   a   a   a   a   a
                                      -----------------------------------------------------------------

                                      "f" represents the two digit fund code
                                      found on the Fund Selection section of the enclosed Heritage account application.

                                      "a" represents the first 10 digits of your Heritage account number. All Heritage account numbers begin with 44 or 66.

               For example if your Heritage account number is 44123456789 and you wish to establish a direct deposit to the Heritage Capital
               Appreciation Trust -- Class A, you would enter 77001414412345678.

          .    The account must be designated as a checking account.

Please note that these instructions are different than the Federal Reserve wire instructions below.

     By Wire. You may invest in a fund by Federal Reserve wire sent from your bank. Mail your completed and signed account application to Heritage. Contact Heritage at (800) 421-4184 or your financial advisor to obtain your account number before sending the wire. Your bank may charge a wire fee. Send your investment and the following information by Federal Reserve or bank wire to:

               State Street Bank and Trust Company
               225 Franklin Street
               Boston, MA 02110
               ABA # 011-000-028
               Account # 3196-769-8
               Name of the Fund
               The class of shares to be purchased
               (Your account number assigned by Heritage)
               (Your name)

The wire instructions must contain all of the above information.

Do not mail investments or correspondence to this address.

                                  Prospectus 37

How To Sell Your Investment
--------------------------------------------------------------------------------

     You can sell -- or redeem -- shares of your fund for cash at any time, subject to certain restrictions. When you sell shares, payment of the proceeds (less any applicable CDSC and/or redemption fees) generally will be made the next business day after your order is received. If you sell shares that were recently purchased by check or automated clearing house deposits (ACH), payment will be delayed until we verify that those funds have cleared, which may take up to two weeks. Drafts or ACH transactions initiated by a third party are not acceptable redemption instructions and will not be honored.

     Application of CDSC. To keep your CDSC as low as possible, each time you place a request to sell shares we will first sell any shares in your account that carry no CDSC. If there are not enough of these to meet your request, we will sell those shares that have been held the longest. There is no CDSC on shares acquired through reinvestment of dividends or other distributions. However, any period of time you held shares of a Heritage money market fund will not be counted for purposes of calculating the CDSC.

     Redemption Fees. A redemption fee of 2% of the value of shares sold will be imposed on fund shares sold (by redemption or exchange to another Heritage mutual fund) within a set holding period (representing days since their acquisition by purchase or exchange from another Heritage mutual fund). For the International Equity fund, the holding period is thirty (30) calendar days; for all other funds, the holding period is seven (7) calendar days. For shares purchased before January 1, 2005, a redemption fee of 2% of the value of the shares sold will be imposed on shares sold (by redemption or exchange to another Heritage mutual fund) within sixty (60) calendar days of their purchase.

     The redemption fee is paid to the appropriate fund and is intended to offset the costs and market impact associated with short-term money movements. To determine the holding period, the funds will use a first-in, first-out method, meaning shares held in the account the longest are used to determine whether a redemption fee applies. Additionally, there is no redemption fee on shares acquired through the reinvestment of dividends or other distributions paid by the fund whose shares are being redeemed. The redemption fee is generally deducted from your redemption proceeds, but you may be billed if the fee is assessed after the redemption transaction.

     Except as noted below, all shareholders are subject to this fee, whether you invest directly with the funds or through a financial intermediary (e.g. broker-dealer, bank, retirement plan administrator) that maintains an omnibus account with a fund. However, because of processing limitations by many intermediaries, the redemption fee may not apply to certain redemptions from omnibus accounts. If the intermediary does not have the system capability necessary to process the redemption fee, the fund cannot track individual shareholder redemptions and will not receive the redemption fee.

     Redemption fees will be waived:

     .    To make certain distributions from retirement plans;

     .    Because of shareholder death or disability;

     .    For redemptions by other mutual funds;

     . For shares redeemed through an approved fee-based program involving asset allocation or rebalancing at the firm level of a dealer;

     .    For shares redeemed to cover fees assessed by the fund or Heritage.

     To receive a redemption fee waiver, you or your financial advisor must advise Heritage of your eligibility at the time of the redemption or exchange. Your financial advisor or Heritage may require documentation to verify your eligibility. The funds reserve the right to modify or eliminate the terms of the redemption fee waiver.

                                  Prospectus 38

     Selling Shares. You may contact your financial advisor or Heritage with instructions to sell your investment in the following ways. Availability of these options may be limited by your financial advisor or institution.

     Through Your Financial Advisor. You may sell your shares through your financial advisor who can prepare the necessary documentation. Your financial advisor will transmit your request to sell shares of your fund and may charge you a fee for this service.

     By Telephone. You may sell shares from your account by telephone by calling Heritage at (800) 421-4184 prior to the close of regular trading on the New York Stock Exchange -- typically 4:00 p.m. Eastern time. If you do not wish to have telephone redemption privileges, you must complete the appropriate section of the account application.

     For your protection, telephone requests may be recorded in order to verify their accuracy and monitor call quality. In addition, we will take measures to verify the identity of the caller, such as asking for name, account number, Social Security or other taxpayer ID number and other relevant information. If appropriate measures are taken, we are not responsible for any losses that may occur to any account due to an unauthorized telephone call.

     When redeeming shares by telephone, payment of up to $50,000 can be made one of the following ways:

     . Directly to a bank account for which you have previously provided information to us in writing on your account application or subsequent form. Funds are generally available in your bank account two to three business days after we receive your request, or

     . By check to your address of record, provided there has not been an address change in the last 30 calendar days.

     In Writing. You may sell shares of your fund by sending a letter of instruction. Specify the fund name and class, your account number, the name(s) in which the account is registered and the dollar value or number of shares you wish to sell. Mail the request to Heritage Asset Management, Inc., P.O. Box 33022, St. Petersburg, FL 33733.

     All registered owners on the account must sign the request. Additional documentation may be required for sales of shares held in corporate, partnership or fiduciary accounts.

     A medallion signature guarantee of your request is required if the redemption is:

     .    Greater than $50,000,

     . Sent to an address other than the address of record, or preauthorized bank or brokerage firm account,

     .    Sent to a payee other than the shareholder of record, or

     . Sent to an address of record that has been changed within the past 30 calendar days.

     A medallion signature guarantee helps protect your account against fraud. We will only accept official signature guarantees from participants in our medallion signature guarantee program, which includes most banks and securities dealers. A notary public cannot guarantee your signature.

     Payment for a written request can be made one of the following ways:

     . Directly to a bank account for which you have previously provided information to us in writing on your account application or subsequent form. Funds are generally available in your bank account two to three business days after we receive your request,

     .    By check, or

                                  Prospectus 39

     . By Federal Reserve wire to a bank account you specify. Your financial advisor can provide you with the necessary form to request a wire. We normally send these proceeds on the next business day and credit by the receiving institution is subject to the time they receive the instructions from the Federal Reserve Bank and their posting policies. We cannot guarantee that you will receive credit on the same day we send the wire. A wire fee will be charged to your account.

     Systematic Withdrawal Plan. You may establish a plan for periodic withdrawals from your account. Withdrawals can be made on the 1st, 5th, 10th, or 20th day of the month at monthly, quarterly, semi-annual or annual intervals. If such a day falls on a weekend or holiday, the withdrawal will take place on the next business day. To establish a plan, complete the appropriate section of the account application or the Heritage systematic withdrawal form (available from your financial advisor, Heritage or through our website, www.HeritageFunds.com.) and send that form to Heritage. Heritage reserves the right to cancel systematic withdrawals if insufficient shares are available for two or more consecutive months.

How To Exchange Your Shares
--------------------------------------------------------------------------------

     You can exchange shares of one Heritage fund for shares of the same class of any other Heritage fund, subject to the investment requirements of that fund. Obtain a prospectus of that fund from your financial advisor, Heritage or through our website, www.HeritageFunds.com. You may exchange your shares by calling your financial advisor or Heritage if you exchange to like-titled Heritage accounts. Written instructions with a medallion signature guarantee are required if the accounts are not identically registered.

     Shares of a Heritage money market fund that have not previously been subject to an initial sales charge or CSDC holding period will be subject to the initial purchase conditions of that fund. Shares that have previously paid a sales charge in a Heritage fund will exchange with no additional sales charge. Each Heritage mutual fund may terminate the exchange privilege upon 60 days' notice.

     Exchanges may be subject to a redemption fee, as described above in "How to Sell Your Investment -- Redemption Fee." For purposes of determining the CDSC, Class A, Class B and Class C shares will continue to age from their original investment date and will retain the same CDSC rate as they had before the exchange. However, any time which you held shares in a Heritage money market fund will not be counted for purposes of calculating the CDSC.

Account and Transaction Policies
--------------------------------------------------------------------------------

     Price of Shares. The funds' regular business days are the same as those of the New York Stock Exchange (NYSE), normally Monday through Friday. The net asset value per share (NAV) for each class of a fund is determined each business day as of the close of regular trading on the NYSE (typically 4:00 p.m. Eastern time). The share price is calculated by dividing a class' net assets by the number of its outstanding shares. Because the value of a fund's investment portfolio changes every business day, the NAV usually changes as well.

     In calculating NAV, the funds typically price their securities by using pricing services or market quotations. However, in the event that (1) price quotations or valuations are not readily available, (2) readily available price quotations or valuations are not reflective of market value (prices deemed unreliable), or (3) a significant event has been recognized in relation to a security or class of securities, fair valuation may be applied to such security (or class of securities) in accordance with the funds' Valuation Procedures. The Funds have retained a third party pricing service to assist in fair valuing foreign securities held in the funds' portfolios. Fair valuation has the effect of updating security prices to reflect market value based on, among other things, the recognition of a significant event -- thus alleviating arbitraging opportunities.

                                  Prospectus 40

     In addition, a fund may invest in securities that are primarily listed on foreign exchanges that trade on weekends and other days when the fund does not price its shares. As a result, the NAV of a fund's shares may change on days when shareholders will not be able to purchase or redeem a fund's shares.

     Timing of Orders. All orders to purchase or sell shares are executed as of the next NAV calculated after the order has been received in "good order" by the funds, the Distributor or a participating dealer. Orders are accepted until the close of regular trading on the NYSE every business day -- normally 4:00 p.m. Eastern time -- and are executed the same day at that day's NAV. To ensure this occurs, dealers are responsible for transmitting all orders to Heritage to comply with the deadline imposed by applicable regulations.

     Account Registration Options. Heritage offers several options for registering your account. Individual, joint, trust or business accounts can be opened using the application found in this prospectus. To establish a Transfer on Death (TOD) arrangement, an additional TOD agreement is required. Additionally, Heritage offers a range of IRA retirement plans including Traditional, Roth, SEP and SIMPLE IRA plans. IRA plans require a separate adoption agreement instead of the application found in this prospectus as well as separate forms to sell your shares. The TOD and IRA agreements are available from your financial advisor, Heritage or through our website www.HeritageFunds.com.

     Good Order Requirements. For the funds to process your request, it must be in "good order". Good order means that you have provided sufficient information necessary to process your request, as outlined in this Prospectus, including any required signatures and medallion signature guarantees. Further, there must not be any restrictions applied to your account. Your request is not considered to be in "good order" by the fund until it meets these requirements.

     Customer Identification Procedures. The funds are required under the USA PATRIOT Act to obtain certain information about you in order to open an account. You must provide Heritage with the name, physical address (not a P.O. Box), social security or other taxpayer identification number and date of birth of all owners of the account. For entities such as corporations or trusts, the person opening the account on the entity's behalf must provide this information. Heritage will use this information to verify your identity using various methods. In the event that your identity cannot be sufficiently verified, Heritage may employ additional verification methods or refuse to open your account. Under certain circumstances, it may be appropriate for Heritage to close or suspend further activity in an account.

     Restrictions on Orders. The funds and the Distributor reserve the right to reject any purchase or exchange order for any reason and to suspend the offering of fund shares for a period of time. There are certain times when you may not be able to sell shares of a fund or when we may delay paying you the redemption proceeds. This may happen during unusual market conditions or emergencies or when a fund cannot determine the value of its assets or sell its holdings.

     Internet Website. Additional information, including current fund performance and various account forms and agreements, is available on our website, www.HeritageFunds.com.

     Redemption in Kind. We reserve the right to give you securities instead of cash when you sell shares of your fund. If the amount of the sale is at least either $250,000 or 1% of a fund's assets, we may give you securities from the fund's portfolio instead of cash.

     Accounts With Below-Minimum Balances. If your account balance falls below $500 as a result of selling shares (and not because of performance or sales charges), each fund reserves the right to request that you buy more shares or close your account. If your account balance is still below the minimum 30 calendar days after notification, each fund reserves the right to close your account and send the proceeds to your address of record.

     Market Timing. "Market Timing" typically refers to the practice of frequent trading in the shares of mutual funds in order to exploit inefficiencies in fund pricing. Such transactions include trades that occur when the fund's NAV does not fully reflect the value of the fund's holdings -- for example, when

                                  Prospectus 41
the fund owns holdings, such as foreign or thinly traded securities, that are valued in a manner that may not reflect the most updated information possible. Market timing can be disruptive to a fund's efficient management and have a dilutive effect on the value of the investments of long-term fund shareholders, increase the transaction and other costs of a fund and increase taxes, all of which could reduce the return to fund shareholders.

     The funds will not enter into agreements to accommodate frequent purchases or exchanges. In order to discourage market timing activity in the funds, redemptions and exchanges of fund shares may be subject to a redemption fee, as described above under "How to Sell Your Investment". Further, the funds and Heritage have adopted the following guidelines:

     . Heritage reviews transaction activity, using established criteria, to identify transactions that may signal excessive trading.

     . Heritage may reject any purchase or exchange orders, in whole or in part, that in its opinion, appear excessive in frequency and/or amount or otherwise potentially disruptive to a fund. Heritage may consider the trading history of accounts under common ownership or control in this determination.

     . All shareholders are subject to these restrictions regardless of whether you purchased your shares directly from Heritage or through a financial intermediary. However, Heritage is limited in its ability to determine whether trades placed through financial intermediaries may signal excessive trading. Accordingly, Heritage may not be able to determine whether trading in combined orders or in omnibus accounts is contrary to the funds' policies. Heritage reserves the right to reject combined or omnibus orders in whole or in part.

     . Heritage seeks the cooperation of broker-dealers and other financial intermediaries by requesting information regarding the identity of specific investors and restricting the ability of particular investors to purchase fund shares.

     . While Heritage applies the above policies, there is no guarantee that all market timing will be detected.

     Disclosure of Portfolio Holdings. Periodically, customers of the funds express interest in having current portfolio holdings disclosed to them more often than required by law. To satisfy this request, the funds have adopted a Policy on Disclosing Portfolio Holdings to properly manage this process to ensure confidentiality and proper use of this information. A description of the funds' Policy on Disclosing Portfolio Holdings is included in the SAI. Portfolio information can be found on our website, www.HeritageFunds.com.

Dividends, Capital Gain Distributions and Taxes
--------------------------------------------------------------------------------

     Distributions and Taxes. Each fund annually distributes to its shareholders dividends from its net investment income, except Growth and Income Trust, which distributes dividends to its shareholders quarterly. Net investment income generally consists of dividends and interest income received on investments, less expenses.

     The dividends you receive from a fund generally will be taxed as ordinary income. A portion of those dividends may be eligible for the 15% maximum federal income tax rate applicable to dividends that individuals receive through 2008.

     Each fund may also distribute net capital gains to its shareholders normally once a year. A fund generates capital gains when it sells assets in its portfolio for profit. Capital gains are taxed differently depending on how long the fund held the asset (not on how long you hold your shares). Distributions of net capital gains recognized on the sale of assets held for one year or less (net short-term capital gains) are taxed as ordinary income; distributions of net capital gains recognized on the sale of assets held longer than that (net long-term capital gains) are taxed at lower capital gains rates.

                                  Prospectus 42

     Fund distributions of dividends and net capital gains are automatically reinvested in additional shares of the distributing fund at NAV (without sales charge) unless you opt to take your distributions in cash, in the form of a check, or direct them for purchase of shares in the same class of another Heritage Mutual Fund.

     In general, selling or exchanging shares and receiving distributions (whether reinvested or taken in cash) are all taxable events. These transactions typically create the following tax liabilities for taxable accounts:

Type of Transactions                                         Tax Status and Rate
--------------------                                         -------------------
Income dividends..........................................   Ordinary income; may be eligible for 15%
                                                             maximum rate for individuals
Net short-term capital gain distributions.................   Ordinary income
Net capital gain distributions............................   Long-term capital gains; generally eligible for 15%
                                                             maximum rate for individuals
Sales or exchanges of fund shares owned for more than        Long-term capital gains or losses (capital gains rate,
  one year................................................   as described above)
Sales or exchanges of fund shares owned for one year or      Gains are taxed at the same rate as ordinary income;
  less....................................................   losses are subject to special rules

     Income dividend distributions will vary by class and are anticipated to be generally higher for Class A shares (because that class's expense ratio is lower).

     Withholding Taxes. If you are a non-corporate shareholder and a fund does not have your correct Social Security or other taxpayer identification number, federal law requires us to withhold and pay to the IRS a portion of your distributions and redemption proceeds (regardless of the extent to which a gain or loss may be realized). If you otherwise are subject to backup withholding, we also must withhold and pay to the IRS a portion of your distributions. Any tax withheld may be applied against the tax liability on your tax return. State law may also require us to withhold and pay to your state of residence a portion of your distributions and redemption proceeds.

     Tax Reporting. If your account has taxable distributions, withholding or other activity required to be reported to the Internal Revenue Service (IRS), we will send you the appropriate tax form that reflects the amount and tax status of that activity. Such tax forms will be mailed early in the year for the prior calendar year in accordance with current IRS guidelines. Generally, fund distributions are taxable to you in the year you receive them. However, any distributions that are declared in October, November or December but paid in January generally are taxable as if received on December 31.

     Because everyone's tax situation is unique, always consult your tax professional about federal, state and local tax consequences.

                                  Prospectus 43

Financial Highlights - Capital Appreciation Trust
--------------------------------------------------------------------------------

     The financial highlights table is intended to help you understand the performance of the Class A shares, Class B shares and Class C shares of the Capital Appreciation Trust for the periods indicated. Certain information reflects financial results for a single Class A share, Class B share or Class C share. The total returns in the table represent the rate that an investor would have earned on an investment in the fund (assuming reinvestment of all dividends and distributions). The information in this table for the periods presented has been audited by PricewaterhouseCoopers LLP, independent registered certified public accounting firm, whose report, along with the fund's financial statements, is included in the statement of additional information, which is available upon request.

                                                             Class A Shares                              Class B Shares
                                                ----------------------------------------  ------------------------------------------
                                                           For the Years Ended                         For the Years Ended
                                                                August 31                                   August 31
                                                ----------------------------------------  ------------------------------------------
                                                 2004    2003     2002     2001    2000    2004    2003     2002     2001     2000
                                                ------  ------  -------  -------  ------  ------  ------  -------  -------   ------
Net asset value, beginning of fiscal year.....  $21.82  $18.26  $ 23.61  $ 32.41  $27.18  $20.47  $17.25  $ 22.47  $ 31.20   $26.40
                                                ------  ------  -------  -------  ------  ------  ------  -------  -------   ------
Income from Investment Operations:
  Net investment loss.........................   (0.08)  (0.12)   (0.17)   (0.16)  (0.16)  (0.26)  (0.24)   (0.31)   (0.29)   (0.29)
  Net realized and unrealized gain (loss) on
   investments................................    1.11    3.68    (5.18)   (5.44)   8.01    1.07    3.46    (4.91)   (5.24)    7.71
                                                ------  ------  -------  -------  ------  ------  ------  -------  -------   ------
  Total from Investment Operations............    1.03    3.56    (5.35)   (5.60)   7.85    0.81    3.22    (5.22)   (5.53)    7.42
                                                ------  ------  -------  -------  ------  ------  ------  -------  -------   ------
Less Distributions:
  Distributions from net realized gains.......      --      --       --    (3.20)  (2.62)     --      --       --    (3.20)   (2.62)
                                                ------  ------  -------  -------  ------  ------  ------  -------  -------   ------
Net asset value, end of fiscal year...........  $22.85  $21.82  $ 18.26  $ 23.61  $32.41  $21.28  $20.47  $ 17.25  $ 22.47   $31.20
                                                ======  ======  =======  =======  ======  ======  ======  =======  =======   ======
Total Return (%) (a)..........................    4.72   19.50   (22.66)  (18.48)  29.55    3.96   18.67   (23.23)  (19.01)   28.75

Ratios and Supplemental Data
  Expenses to average daily net assets (%)....    1.19    1.26     1.23     1.22    1.24    1.94    1.97     1.93     1.91     1.90
  Net investment loss to average daily net
   assets (%).................................   (0.39)  (0.66)   (0.80)   (0.68)  (0.55)  (1.15)  (1.37)   (1.50)   (1.36)   (1.21)
  Portfolio turnover rate (%).................      27      22       31       28      48      27      22       31       28       48
  Net assets, end of fiscal year
   ($ millions)...............................     321     248      197      233     244      36      37       32       42       43

                                                             Class C Shares
                                                ----------------------------------------
                                                           For the Years Ended
                                                                August 31
                                                ----------------------------------------
                                                 2004    2003     2002     2001    2000
                                                ------  ------  -------  -------  ------
Net asset value, beginning of fiscal year.....  $20.46  $17.25  $ 22.46  $ 31.19  $26.39
                                                ------  ------  -------  -------  ------
Income from Investment Operations:
  Net investment loss.........................   (0.24)  (0.21)   (0.30)   (0.29)  (0.29)
  Net realized and unrealized gain (loss) on
   investments................................    1.05    3.42    (4.91)   (5.24)   7.71
                                                ------  ------  -------  -------  ------
  Total from Investment Operations............    0.81    3.21    (5.21)   (5.53)   7.42
                                                ------  ------  -------  -------  ------
Less Distributions:
  Distributions from net realized gains.......      --      --       --    (3.20)  (2.62)
                                                ------  ------  -------  -------  ------
Net asset value, end of fiscal year...........  $21.27  $20.46  $ 17.25  $ 22.46  $31.19
                                                ======  ======  =======  =======  ======
Total Return (%) (a)..........................    3.96   18.61   (23.20)  (19.02)  28.76

Ratios and Supplemental Data
  Expenses to average daily net assets (%)....    1.94    1.97     1.93     1.91    1.90
  Net investment loss to average daily net
   assets (%).................................   (1.14)  (1.37)   (1.50)   (1.37)  (1.21)
  Portfolio turnover rate (%).................      27      22       31       28      48
  Net assets, end of fiscal year
   ($ millions)...............................     111      96       67       78      74

----------
(a) These returns are calculated without the imposition of either front-end or contingent deferred sales charges.

    The accompanying notes are an integral part of the financial statements.

                                  Prospectus 44

Financial Highlights - Diversified Growth Fund
--------------------------------------------------------------------------------

     The following table is intended to help you understand the performance of the Class A shares, Class B shares and Class C shares of the Diversified Growth Fund outstanding for the periods indicated. Certain information reflects financial results for a single Class A share, Class B share or Class C share. The total returns in the table represent the rate that an investor would have earned on an investment in the fund (assuming reinvestment of all dividends and distributions). The information in this table for the periods presented has been audited by PricewaterhouseCoopers LLP, independent registered certified public accounting firm, whose report, along with the fund's financial statements, is included in the statement of additional information, which is available upon request.

                                                                Class A Shares*
                                                  ---------------------------------------
                                                         For the Fiscal Years Ended
                                                                 October 31
                                                  ---------------------------------------
                                                   2004    2003    2002     2001    2000
                                                  ------  ------  ------  -------  ------
Net asset value, beginning of fiscal year.......  $23.92  $18.21  $17.98  $ 27.46  $20.80
                                                  ------  ------  ------  -------  ------
Income from Investment Operations:
  Net investment loss...........................   (0.23)  (0.23)  (0.23)   (0.13)  (0.24)(a)
  Net realized and unrealized gain (loss) on
   investments..................................    1.57    5.94    0.46    (5.82)   9.10
                                                  ------  ------  ------  -------  ------
  Total from Investment Operations..............    1.34    5.71    0.23    (5.95)   8.86
                                                  ------  ------  ------  -------  ------
Less Distributions:
  Distributions from net realized gains.........      --      --      --    (3.53)  (2.20)
                                                  ------  ------  ------  -------  ------
Net asset value, end of fiscal year.............  $25.26  $23.92  $18.21  $ 17.98  $27.46
                                                  ======  ======  ======  =======  ======
Total Return (%) (b)............................    5.60   31.36    1.28   (23.66)  44.87

Ratios and Supplemental Data
  Expenses to average daily net assets
   With expenses waived/recovered (%)...........    1.38    1.48    1.45     1.47    1.57(a)
   Without expenses waived/recovered (%)........    1.38    1.48    1.45     1.47    1.48
  Net investment loss to average daily net
   assets (%)...................................   (0.92)  (1.14)  (1.13)   (0.63)  (0.88)
  Portfolio turnover rate (%)...................      92     152     201      249     252
  Net assets, end of fiscal year ($ millions)...      80      60      41       38      50

                                                                Class B Shares*
                                                  ----------------------------------------
                                                             For the Fiscal Years Ended
                                                                     October 31
                                                  ----------------------------------------
                                                   2004    2003    2002     2001    2000
                                                  ------  ------  ------  -------  ------
Net asset value, beginning of fiscal year.......  $22.92  $17.57  $17.48  $ 26.98  $20.61
                                                  ------  ------  ------  -------  ------
Income from Investment Operations:
  Net investment loss...........................   (0.40)  (0.37)  (0.37)   (0.28)  (0.43)(a)
  Net realized and unrealized gain (loss) on
   investments..................................    1.50    5.72    0.46    (5.69)   9.00
                                                  ------  ------  ------  -------  ------
  Total from Investment Operations..............    1.10    5.35    0.09    (5.97)   8.57
                                                  ------  ------  ------  -------  ------
Less Distributions:
  Distributions from net realized gains.........      --      --      --    (3.53)  (2.20)
                                                  ------  ------  ------  -------  ------
Net asset value, end of fiscal year.............  $24.02  $22.92  $17.57  $ 17.48  $26.98
                                                  ======  ======  ======  =======  ======
Total Return (%) (b)............................    4.80   30.45    0.51   (24.23)  43.80

Ratios and Supplemental Data
  Expenses to average daily net assets
   With expenses waived/recovered (%)...........    2.13    2.23    2.20     2.22    2.32(a)
   Without expenses waived/recovered (%)........    2.13    2.23    2.20     2.22    2.23
  Net investment loss to average daily net
   assets (%)...................................   (1.67)  (1.89)  (1.88)   (1.39)  (1.64)
  Portfolio turnover rate (%)...................      92     152     201      249     252
  Net assets, end of fiscal year ($ millions)...      22      22      16       15      19

                                                               Class C Shares*
                                                  ---------------------------------------
                                                          For the Fiscal Years Ended
                                                                   October 31
                                                  ---------------------------------------
                                                   2004    2003    2002     2001    2000
                                                  ------  ------  ------  -------  ------
Net asset value, beginning of fiscal year.......  $22.92  $17.57  $17.48  $ 26.98  $20.61
                                                  ------  ------  ------  -------  ------
Income from Investment Operations:
  Net investment loss...........................   (0.40)  (0.37)  (0.37)   (0.28)  (0.43)(a)
  Net realized and unrealized gain (loss) on
   investments..................................    1.50    5.72    0.46    (5.69)   9.00
                                                  ------  ------  ------  -------  ------
  Total from Investment Operations..............    1.10    5.35    0.09    (5.97)   8.57
                                                  ------  ------  ------  -------  ------
Less Distributions:
  Distributions from net realized gains.........      --      --      --    (3.53)  (2.20)
                                                  ------  ------  ------  -------  ------
Net asset value, end of fiscal year.............  $24.02  $22.92  $17.57  $ 17.48  $26.98
                                                  ======  ======  ======  =======  ======
Total Return (%) (b)............................    4.80   30.45    0.51   (24.23)  43.80

Ratios and Supplemental Data
  Expenses to average daily net assets
   With expenses waived/recovered (%)...........    2.13    2.23    2.20     2.22    2.32(a)
   Without expenses waived/recovered (%)........    2.13    2.23    2.20     2.22    2.22
  Net investment loss to average daily net
   assets (%)...................................   (1.68)  (1.89)  (1.88)   (1.39)  (1.62)
  Portfolio turnover rate (%)...................      92     152     201      249     252
  Net assets, end of fiscal year ($ millions)...      65      52      36       30      38

----------
* Per share amounts have been calculated using the monthly average share method.
(a) The fiscal year ended October 31, 2000 includes payment of previously waived management fees to the Heritage for Class A, B and C shares.
(b) These returns are calculated without the imposition of either front-end or contingent deferred sales charges.

    The accompanying notes are an integral part of the financial statements.

                                  Prospectus 45

Financial Highlights - Growth Equity Fund
--------------------------------------------------------------------------------

     The following table is intended to help you understand the performance of the Class A shares, Class B shares and Class C shares of the Growth Equity Fund for the periods indicated. Certain information reflects financial results for a single Class A share, Class B share or Class C share. The total returns in the table represent the rate that an investor would have earned on an investment in the fund (assuming reinvestment of all dividends and distributions). The information in this table for the periods presented has been audited by PricewaterhouseCoopers LLP, independent registered certified public accounting firm, whose report, along with the fund's financial statements, is included in the statement of additional information, which is available upon request.

                                                            Class A Shares*                           Class B Shares*
                                               ----------------------------------------  ----------------------------------------
                                                      For the Fiscal Years Ended                 For the Fiscal Years Ended
                                                              October 31                                 October 31
                                               ----------------------------------------  ----------------------------------------
                                                2004    2003     2002     2001    2000    2004    2003     2002     2001    2000
                                               ------  ------  -------  -------  ------  ------  ------  -------  -------  ------
Net asset value, beginning of fiscal year....  $26.06  $22.18  $ 27.20  $ 50.91  $43.44  $24.22  $20.77  $ 25.66  $ 48.87  $42.17
                                               ------  ------  -------  -------  ------  ------  ------  -------  -------  ------
Income from Investment Operations:
  Net investment loss........................   (0.12)  (0.05)   (0.10)   (0.18)  (0.39)  (0.30)  (0.21)   (0.28)   (0.40)  (0.77)
  Net realized and unrealized gain (loss) on
   investments...............................   (1.20)   3.93    (4.92)  (14.92)  13.33   (1.10)   3.66    (4.61)  (14.20)  12.94
                                               ------  ------  -------  -------  ------  ------  ------  -------  -------  ------
  Total from Investment Operations...........   (1.32)   3.88    (5.02)  (15.10)  12.94   (1.40)   3.45    (4.89)  (14.60)  12.17
                                               ------  ------  -------  -------  ------  ------  ------  -------  -------  ------
Less Distributions:
  Distributions from net realized gains......      --      --       --    (8.61)  (5.47)     --      --       --    (8.61)  (5.47)
                                               ------  ------  -------  -------  ------  ------  ------  -------  -------  ------
Net asset value, end of fiscal year..........  $24.74  $26.06  $ 22.18  $ 27.20  $50.91  $22.82  $24.22  $ 20.77  $ 25.66  $48.87
                                               ======  ======  =======  =======  ======  ======  ======  =======  =======  ======
Total Return (%) (a).........................   (5.07)  17.49   (18.46)  (34.31)  31.04   (5.78)  16.61   (19.06)  (34.82)  30.05

Ratios and Supplemental Data
  Expenses to average daily net assets.......    1.28    1.30     1.26     1.22    1.19    2.03    2.05     2.01     1.97    1.94
  Net investment loss to average daily net
   assets (%)................................   (0.46)  (0.22)   (0.37)   (0.53)  (0.73)  (1.22)  (0.96)   (1.12)   (1.28)  (1.48)
  Portfolio turnover rate (%)................     122     177      158      205     392     122     177      158      205     392
  Net assets, end of fiscal year
   ($ millions)..............................     103     166      117       93     135      23      29       27       40      45

                                                            Class C Shares*
                                               ----------------------------------------
                                                      For the Fiscal Years Ended
                                                              October 31
                                               ----------------------------------------
                                                2004    2003     2002     2001    2000
                                               ------  ------  -------  -------  ------
Net asset value, beginning of fiscal year....  $24.21  $20.77  $ 25.65  $ 48.86  $42.15
                                               ------  ------  -------  -------  ------
Income from Investment Operations:
  Net investment loss........................   (0.30)  (0.21)   (0.28)   (0.40)  (0.76)
  Net realized and unrealized gain (loss) on
   investments...............................   (1.09)   3.65    (4.60)  (14.20)  12.94
                                               ------  ------  -------  -------  ------
  Total from Investment Operations...........   (1.39)   3.44    (4.88)  (14.60)  12.18
                                               ------  ------  -------  -------  ------
Less Distributions:
  Distributions from net realized gains......      --      --       --    (8.61)  (5.47)
                                               ------  ------  -------  -------  ------
Net asset value, end of fiscal year..........  $22.82  $24.21  $ 20.77  $ 25.65  $48.86
                                               ======  ======  =======  =======  ======
Total Return (%) (a).........................   (5.74)  16.62   (19.03)  (34.82)  30.09

Ratios and Supplemental Data
  Expenses to average daily net assets.......    2.03    2.05     2.01     1.97    1.94
  Net investment loss to average daily net
   assets (%)................................   (1.22)  (0.97)   (1.12)   (1.28)  (1.48)
  Portfolio turnover rate (%)................     122     177      158      205     392
  Net assets, end of fiscal year
   ($ millions)..............................      69      93       78       92     141

----------
* Per share amounts have been calculated using the monthly average share method.
(a) These returns are calculated without the imposition of either front-end or contingent deferred sales charges.

    The accompanying notes are an integral part of the financial statements.

                                  Prospectus 46

Financial Highlights -- Growth and Income Trust
--------------------------------------------------------------------------------

     The following table is intended to help you understand the performance of the Class A shares, Class B shares and Class C shares of the Growth and Income Trust for the periods indicated. Certain information reflects financial results for a single Class A share, Class B share or Class C share. The total returns in the table represent the rate that an investor would have earned or lost on an investment in the fund (assuming reinvestment of all dividends and distributions). The information in this table for the periods presented has been audited by PricewaterhouseCoopers LLP, independent registered certified public accounting firm, whose report, along with the fund's financial statements, is included in the statement of additional information, which is available upon request.

                                                              Class A Shares*                            Class B Shares*
                                                 ----------------------------------------  ----------------------------------------
                                                        For the Fiscal Years Ended                 For the Fiscal Years Ended
                                                               September 30                                September 30
                                                 ----------------------------------------  ----------------------------------------
                                                  2004    2003     2002     2001    2000    2004    2003     2002     2001    2000
                                                 ------  ------  -------  -------  ------  ------  ------  -------  -------  ------
Net asset value, beginning of fiscal year......  $11.10  $ 9.07  $ 11.33  $ 15.40  $14.95  $10.88  $ 8.90  $ 11.15  $ 15.21  $14.76
                                                 ------  ------  -------  -------  ------  ------  ------  -------  -------  ------
Income from Investment Operations:
  Net investment income........................    0.16    0.12     0.11     0.15    0.19    0.07    0.04     0.02     0.04    0.08
  Net realized and unrealized gain (loss) on
   investments.................................    0.68    2.02    (2.28)   (1.59)   0.51    0.66    1.99    (2.23)   (1.55)   0.50
                                                 ------  ------  -------  -------  ------  ------  ------  -------  -------  ------
  Total from Investment Operations.............    0.84    2.14    (2.17)   (1.44)   0.70    0.73    2.03    (2.21)   (1.51)   0.58
                                                 ------  ------  -------  -------  ------  ------  ------  -------  -------  ------
Less Distributions:
  Dividends from net investment income.........   (0.14)  (0.11)   (0.09)   (0.11)  (0.25)  (0.04)  (0.05)   (0.04)   (0.03)  (0.13)
  Distributions from net realized gains........      --      --       --    (2.52)     --      --      --       --    (2.52)     --
                                                 ------  ------  -------  -------  ------  ------  ------  -------  -------  ------
  Total Distributions..........................   (0.14)  (0.11)   (0.09)   (2.63)  (0.25)  (0.04)  (0.05)   (0.04)   (2.55)  (0.13)
                                                 ------  ------  -------  -------  ------  ------  ------  -------  -------  ------
Net asset value, end of fiscal year............  $11.80  $11.10  $  9.07  $ 11.33  $15.40  $11.57  $10.88  $  8.90  $ 11.15  $15.21
                                                 ======  ======  =======  =======  ======  ======  ======  =======  =======  ======
Total Return (%) (a)...........................    7.57   23.82   (19.29)  (10.47)   4.74    6.73   22.82   (19.91)  (11.04)   3.95

Ratios and Supplemental Data
  Expenses to average daily net assets
   With expenses waived/recovered (%)..........    1.35    1.35     1.35     1.35    1.33    2.10    2.10     2.10     2.10    2.08
   Without expenses waived/recovered (%).......    1.50    1.61     1.59     1.48    1.33    2.25    2.36     2.34     2.23    2.08
  Net investment income to average daily net
   assets (%)..................................    1.31    1.20     0.98     1.08    1.27    0.56    0.44     0.22     0.30    0.55
  Portfolio turnover rate (%)..................      80      82       72      178      58      80      82       72      178      58
  Net assets, end of fiscal year ($ millions)..      41      36       29       33      46       7       6        4        4       4

                                                              Class C Shares*
                                                 ----------------------------------------
                                                        For the Fiscal Years Ended
                                                              September 30
                                                 ----------------------------------------
                                                  2004    2003     2002     2001    2000
                                                 ------  ------  -------  -------  ------
Net asset value, beginning of fiscal year......  $10.88  $ 8.90  $ 11.14  $ 15.21  $14.76
                                                 ------  ------  -------  -------  ------
Income from Investment Operations:
  Net investment income........................    0.07    0.04     0.02     0.04    0.08
  Net realized and unrealized gain (loss) on
   investments.................................    0.66    1.99    (2.22)   (1.56)   0.50
                                                 ------  ------  -------  -------  ------
  Total from Investment Operations.............    0.73    2.03    (2.20)   (1.52)   0.58
                                                 ------  ------  -------  -------  ------
Less Distributions:
  Dividends from net investment income.........   (0.04)  (0.05)   (0.04)   (0.03)  (0.13)
  Distributions from net realized gains........      --      --       --    (2.52)     --
                                                 ------  ------  -------  -------  ------
  Total Distributions..........................   (0.04)  (0.05)   (0.04)   (2.55)  (0.13)
                                                 ------  ------  -------  -------  ------
Net asset value, end of fiscal year............  $11.57  $10.88  $  8.90  $ 11.14  $15.21
                                                 ======  ======  =======  =======  ======
Total Return (%) (a)...........................    6.73   22.82   (19.83)  (11.12)   3.95

Ratios and Supplemental Data
  Expenses to average daily net assets
   With expenses waived/recovered (%)..........    2.10    2.10     2.10     2.10    2.08
   Without expenses waived/recovered (%).......    2.25    2.36     2.34     2.23    2.08
  Net investment income to average daily net
   assets (%)..................................    0.57    0.45     0.21     0.32    0.55
  Portfolio turnover rate (%)..................      80      82       72      178      58
  Net assets, end of fiscal year ($ millions)..      26      19       14       13      16

----------
* Per share amounts have been calculated using the monthly average share method.
(a) These returns are calculated without the imposition of either front-end or contingent deferred sales charges.

    The accompanying notes are an integral part of the financial statements.

                                  Prospectus 47

Financial Highlights - International Equity Fund
--------------------------------------------------------------------------------

     The following table is intended to help you understand the performance of the Class A shares. Class B shares and Class C shares of the International Equity Fund for the periods indicated. Certain information reflects financial results for a single Class A share, Class B share or Class C share. The total returns in the table represent the rate that an investor would have earned on an investment in the fund (assuming reinvestment of all dividends and distributions). The information in this table for the periods presented has been audited by PricewaterhouseCoopers LLP, independent registered certified public accounting firm, whose report, along with the fund's financial statements, is included in the statement of additional information, which is available upon request.

                                                               Class A Shares*
                                                 -------------------------------------------
                                                         For the Fiscal Years Ended
                                                                 October 31
                                                 -------------------------------------------
                                                  2004    2003     2002        2001    2000
                                                 ------  ------  -------     -------  ------
Net asset value, beginning of fiscal year......  $17.93  $14.68  $ 17.14     $ 27.41  $31.56
                                                 ------  ------  -------     -------  ------
Income from Investment Operations:
  Net investment income (loss).................    0.05    0.10    (0.09)(a)   (0.13)  (0.22)
  Net realized and unrealized gain (loss) on
   investments.................................    3.12    3.15    (2.37)      (7.83)   0.51
                                                 ------  ------  -------     -------  ------
  Total from Investment Operations.............    3.17    3.25    (2.46)      (7.96)   0.29
                                                 ------  ------  -------     -------  ------
Less Distributions:
  Dividends from net investment income.........   (0.15)     --       --          --      --
  Distributions from net realized gains........      --      --       --       (2.31)  (4.44)
                                                 ------  ------  -------     -------  ------
  Total Distributions..........................   (0.15)     --       --       (2.31)  (4.44)
                                                 ------  ------  -------     -------  ------
Net asset value, end of fiscal year............  $20.95  $17.93  $ 14.68     $ 17.14  $27.41
                                                 ======  ======  =======     =======  ======
Total Return (%) (b)...........................   17.74   22.14   (14.35)     (31.37)  (1.31)

Ratios and Supplemental Data
  Expenses to average daily net assets
   With expenses waived (%)....................    1.78    1.78     1.85(a)     1.90    1.97
   Without expenses waived (%).................    2.15    2.43     2.81        2.16    1.97
  Net investment income (loss) to average
   daily net assets (%)........................    0.24    0.63    (0.54)      (0.63)  (0.71)
  Portfolio turnover rate (%)..................     162     133      234         174      67
  Net assets, end of fiscal year
   ($ millions)................................      29      23        7           5      10

                                                               Class B Shares*
                                                 -------------------------------------------
                                                          For the Fiscal Years Ended
                                                                 October 31
                                                 -------------------------------------------
                                                  2004    2003     2002        2001    2000
                                                 ------  ------  -------     -------  ------
Net asset value, beginning of fiscal year......  $16.89  $13.94  $ 16.39     $ 26.49  $30.83
                                                 ------  ------  -------     -------  ------
Income from Investment Operations:
  Net investment income (loss).................   (0.09)  (0.03)   (0.20)(a)   (0.29)  (0.43)
  Net realized and unrealized gain (loss) on
   investments.................................    2.93    2.98    (2.25)      (7.50)   0.53
                                                 ------  ------  -------     -------  ------
  Total from Investment Operations.............    2.84    2.95    (2.45)      (7.79)   0.10
                                                 ------  ------  -------     -------  ------
Less Distributions:
  Dividends from net investment income.........   (0.07)     --       --          --      --
  Distributions from net realized gains........      --      --       --       (2.31)  (4.44)
                                                 ------  ------  -------     -------  ------
  Total Distributions..........................   (0.07)     --       --       (2.31)  (4.44)
                                                 ------  ------  -------     -------  ------
Net asset value, end of fiscal year............  $19.66  $16.89  $ 13.94     $ 16.39  $26.49
                                                 ======  ======  =======     =======  ======
Total Return (%) (b)...........................   16.85   21.16   (14.95)     (31.86)  (2.00)

Ratios and Supplemental Data
  Expenses to average daily net assets
   With expenses waived (%)....................    2.53    2.53     2.60(a)     2.65    2.72
   Without expenses waived (%).................    2.90    3.18     3.56        2.91    2.72
  Net investment income (loss) to average
   daily net assets (%)........................   (0.46)  (0.17)   (1.30)      (1.36)  (1.46)
  Portfolio turnover rate (%)..................     162     133      237         174      67
  Net assets, end of fiscal year
   ($ millions)................................       2       1        1           1       1

                                                               Class C Shares*
                                                 -------------------------------------------
                                                         For the Fiscal Years Ended
                                                                  October 31
                                                 -------------------------------------------
                                                  2004    2003     2002        2001    2000
                                                 ------  ------  -------     -------  ------
Net asset value, beginning of fiscal year......  $16.89  $13.94  $ 16.39     $ 26.48  $30.83
                                                 ------  ------  -------     -------  ------
Income from Investment Operations:
  Net investment income (loss).................   (0.09)  (0.03)   (0.20)(a)   (0.28)  (0.44)
  Net realized and unrealized gain (loss) on
   investments.................................    2.93    2.98    (2.25)      (7.50)   0.53
                                                 ------  ------  -------     -------  ------
  Total from Investment Operations.............    2.84    2.95    (2.45)      (7.78)   0.09
                                                 ------  ------  -------     -------  ------
Less Distributions:
  Dividends from net investment income.........   (0.07)     --       --          --      --
  Distributions from net realized gains........      --      --       --       (2.31)  (4.44)
                                                 ------  ------  -------     -------  ------
  Total Distributions..........................   (0.07)     --       --       (2.31)  (4.44)
                                                 ------  ------  -------     -------  ------
Net asset value, end of fiscal year............  $19.66  $16.89  $ 13.94     $ 16.39  $26.48
                                                 ======  ======  =======     =======  ======
Total Return (%) (b)...........................   16.85   21.16   (14.95)     (31.83)  (2.04)

Ratios and Supplemental Data
  Expenses to average daily net assets
   With expenses waived (%)....................    2.53    2.53     2.60(a)     2.65    2.72
   Without expenses waived (%).................    2.90    3.18     3.56        2.91    2.72
  Net investment income (loss) to average
   daily net assets (%)........................   (0.46)  (0.25)   (1.30)      (1.36)  (1.45)
  Portfolio turnover rate (%)..................     162     133      234         174      67
  Net assets, end of fiscal year
   ($ millions)................................      47      26       11           5       8

----------
* Per share amounts have been calculated using the monthly average share method.
(a) Effective July 1, 2002, Eagle Class shares of the International Equity Fund were discontinued and redesignated as Class C shares. Prior to July 1, 2002, the expense limits of the International Equity Fund's Class A, Class B and Class C shares were 1.90%, 2.65% and 2.65%, respectively. Thereafter, the expense limits of Class A, Class B and Class C shares were 1.78%, 2.53% and 2.53%, respectively.
(b) These returns are calculated without the imposition of either front-end or contingent deferred sales charges.

    The accompanying notes are an integral part of the financial statements.

                                  Prospectus 48

Financial Highlights - Mid Cap Stock Fund
--------------------------------------------------------------------------------

     The following table is intended to help you understand the performance of the Class A shares, Class B shares and Class C shares of the Mid Cap Stock Fund outstanding for the periods indicated. Certain information reflects financial results for a single Class A share, Class B share or Class C share. The total returns in the table represent the rate that an investor would have earned or lost on an investment in the fund (assuming reinvestment of all dividends and distributions). The information in this table for the periods presented has been audited by PricewaterhouseCoopers LLP, independent registered certified public accounting firm, whose report, along with the fund's financial statements, is included in the statement of additional information, which is available upon request.

                                                                Class A Shares*
                                                 --------------------------------------------
                                                          For the Fiscal Years Ended
                                                                  October 31
                                                 --------------------------------------------
                                                  2004    2003    2002       2001       2000
                                                 ------  ------  ------     ------     ------
Net asset value, beginning of fiscal year......  $21.67  $17.99  $20.21     $23.19     $16.56
                                                 ------  ------  ------     ------     ------
Income from Investment Operations:
  Net investment loss..........................   (0.15)  (0.14)  (0.19)(a)  (0.21)(a)  (0.24)
  Net realized and unrealized gain (loss) on
   investments.................................    3.05    3.82   (1.44)      1.34       7.17
                                                 ------  ------  ------     ------     ------
  Total from Investment Operations.............    2.90    3.68   (1.63)      1.13       6.93
                                                 ------  ------  ------     ------     ------
Less Distributions:
  Distributions from net realized gains........      --      --   (0.59)     (4.11)     (0.30)
                                                 ------  ------  ------     ------     ------
Net asset value, end of fiscal year............  $24.57  $21.67  $17.99     $20.21     $23.19
                                                 ======  ======  ======     ======     ======
Total Return (%) (b)...........................   13.38   20.46   (8.50)      6.70      42.30

Ratios and Supplemental Data
  Expenses to average daily net assets
   With expenses waived/recovered (%)..........    1.20    1.28    1.27(a)    1.55(a)    1.55
   Without expenses waived/recovered (%).......    1.20    1.28    1.27       1.50       1.63
  Net investment loss to average daily net
   assets (%)..................................   (0.64)  (0.72)  (0.88)     (1.04)     (1.13)
  Portfolio turnover rate (%)..................     124     163     171        218        265
  Net assets, end of fiscal year ($ millions)..     370     217     174         56         23

                                                                 Class B Shares*
                                                 --------------------------------------------
                                                            For the Fiscal Years Ended
                                                                   October 31
                                                 --------------------------------------------
                                                  2004    2003    2002       2001       2000
                                                 ------  ------  ------     ------     ------
Net asset value, beginning of fiscal year......  $20.58  $17.21  $19.50     $22.66     $16.32
                                                 ------  ------  ------     ------     ------
Income from Investment Operations:
  Net investment loss..........................   (0.30)  (0.27)  (0.33)(a)  (0.35)(a)  (0.39)
  Net realized and unrealized gain (loss) on
   investments.................................    2.87    3.64   (1.37)      1.30       7.03
                                                 ------  ------  ------     ------     ------
  Total from Investment Operations.............    2.57    3.37   (1.70)      0.95       6.64
                                                 ------  ------  ------     ------     ------
Less Distributions:
  Distributions from net realized gains........      --      --   (0.59)     (4.11)     (0.30)
                                                 ------  ------  ------     ------     ------
Net asset value, end of fiscal year............  $23.15  $20.58  $17.21     $19.50     $22.66
                                                 ======  ======  ======     ======     ======
Total Return (%) (b)...........................   12.49   19.58   (9.18)      5.93      41.13

Ratios and Supplemental Data
  Expenses to average daily net assets
   With expenses waived/recovered (%)..........    1.95    2.03    2.02(a)    2.30(a)    2.30
   Without expenses waived/recovered (%).......    1.95    2.03    2.01       2.25       2.38
  Net investment loss to average daily net
   assets (%)..................................   (1.38)  (1.47)  (1.64)     (1.80)     (1.87)
  Portfolio turnover rate (%)..................     124     163     171        218        265
  Net assets, end of fiscal year ($ millions)..      58      53      39         13          4

                                                                Class C Shares*
                                                 --------------------------------------------
                                                          For the Fiscal Years Ended
                                                                  October 31
                                                 --------------------------------------------
                                                  2004    2003    2002       2001       2000
                                                 ------  ------  ------     ------     ------
Net asset value, beginning of fiscal year......  $20.59  $17.22  $19.51     $22.67     $16.32
                                                 ------  ------  ------     ------     ------
Income from Investment Operations:
  Net investment loss..........................   (0.31)  (0.27)  (0.33)(a)  (0.35)(a)  (0.39)
  Net realized and unrealized gain (loss) on
   investments.................................    2.88    3.64   (1.37)      1.30       7.04
                                                 ------  ------  ------     ------     ------
  Total from Investment Operations.............    2.57    3.37   (1.70)      0.95       6.65
                                                 ------  ------  ------     ------     ------
Less Distributions:
  Distributions from net realized gains........      --      --   (0.59)     (4.11)     (0.30)
                                                 ------  ------  ------     ------     ------
Net asset value, end of fiscal year............  $23.16  $20.59  $17.22     $19.51     $22.67
                                                 ======  ======  ======     ======     ======
Total Return (%) (b)...........................   12.48   19.57   (9.18)      5.93      41.19

Ratios and Supplemental Data
  Expenses to average daily net assets
   With expenses waived/recovered (%)..........    1.95    2.03    2.02(a)    2.30(a)    2.30
   Without expenses waived/recovered (%).......    1.95    2.03    2.01       2.25       2.38
  Net investment loss to average daily net
   assets (%)..................................   (1.39)  (1.46)  (1.64)     (1.80)     (1.88)
  Portfolio turnover rate (%)..................     124     163     171        218        265
  Net assets, end of fiscal year ($ millions)..     214     149     100         31         12

----------
* Per share amounts have been calculated using the monthly average share method.
(a) The years ended October 31, 2002 and 2001 includes payment of previously waived management fees to the Heritage for Class A, B and C shares.
(b) These returns are calculated without the imposition of either front-end or contingent deferred sales charges.

    The accompanying notes are an integral part of the financial statements.

                                  Prospectus 49

Financial Highlights - Small Cap Stock Fund
--------------------------------------------------------------------------------

     The following table is intended to help you understand the performance of the Class A shares, Class B shares and Class C shares of the Small Cap Stock Fund outstanding for the periods indicated. Certain information reflects financial results for a single Class A share, Class B share or Class C share. The total returns in the table represent the rate that an investor would have earned or lost on an investment in the fund (assuming reinvestment of all dividends and distributions). The information in this table for the periods presented has been audited by PricewaterhouseCoopers LLP, independent registered certified public accounting firm, whose report, along with the fund's financial statements, is included in the statement of additional information, which is available upon request.

                                                         Class A Shares*                         Class B Shares*
                                             --------------------------------------  --------------------------------------
                                                   For the Fiscal Years Ended              For the Fiscal Years Ended
                                                           October 31                              October 31
                                             --------------------------------------  --------------------------------------
                                              2004    2003    2002    2001    2000    2004    2003    2002    2001    2000
                                             ------  ------  ------  ------  ------  ------  ------  ------  ------  ------
Net asset value, beginning of fiscal year..  $29.00  $21.36  $24.41  $29.17  $23.21  $26.95  $19.99  $23.11  $27.97  $22.41
                                             ------  ------  ------  ------  ------  ------  ------  ------  ------  ------
Income from Investment Operations:
  Net investment income (loss).............   (0.16)  (0.19)   0.02   (0.11)  (0.12)  (0.37)  (0.35)  (0.15)  (0.29)  (0.33)
  Net realized and unrealized gain (loss)
   on investments..........................    3.35    7.83   (1.48)  (1.70)   6.08    3.11    7.31   (1.38)  (1.62)   5.89
                                             ------  ------  ------  ------  ------  ------  ------  ------  ------  ------
  Total from Investment Operations.........    3.19    7.64   (1.46)  (1.81)   5.96    2.74    6.96   (1.53)  (1.91)   5.56
                                             ------  ------  ------  ------  ------  ------  ------  ------  ------  ------
Less Distributions:
  Distributions from net realized gains....      --      --   (1.59)  (2.95)     --      --      --   (1.59)  (2.95)     --
                                             ------  ------  ------  ------  ------  ------  ------  ------  ------  ------
Net asset value, end of fiscal year........  $32.19  $29.00  $21.36  $24.41  $29.17  $29.69  $26.95  $19.99  $23.11  $27.97
                                             ======  ======  ======  ======  ======  ======  ======  ======  ======  ======
Total Return (%) (a).......................   11.00   35.77   (6.98)  (6.40)  25.68   10.17   34.82   (7.72)  (7.10)  24.81

Ratios and Supplemental Data
  Expenses to average daily net assets
   With expenses waived (%)................    1.33    1.30    1.30    1.30    1.30    2.08    2.05    2.05    2.05    2.05
   Without expenses waived (%).............    1.33    1.42    1.34    1.33    1.30    2.08    2.17    2.09    2.08    2.05
  Net investment income (loss) to average
   daily net assets (%)....................   (0.50)  (0.83)   0.06   (0.42)  (0.44)  (1.26)  (1.58)  (0.64)  (1.17)  (1.19)
  Portfolio turnover rate (%)..............      59      45      54      85      85      59      45      54      85      85
  Net assets, end of fiscal year
   ($ millions)............................     182     111      83      92     107      15      14      10      10      10

                                                         Class C Shares*
                                             --------------------------------------
                                                    For the Fiscal Years Ended
                                                            October 31
                                             --------------------------------------
                                              2004    2003    2002    2001    2000
                                             ------  ------  ------  ------  ------
Net asset value, beginning of fiscal year..  $26.96  $20.00  $23.12  $27.98  $22.42
                                             ------  ------  ------  ------  ------
Income from Investment Operations:
  Net investment income (loss).............   (0.36)  (0.35)  (0.15)  (0.29)  (0.32)
  Net realized and unrealized gain (loss)
   on investments..........................    3.10    7.31   (1.38)  (1.62)   5.88
                                             ------  ------  ------  ------  ------
  Total from Investment Operations.........    2.74    6.96   (1.53)  (1.91)   5.56
                                             ------  ------  ------  ------  ------
Less Distributions:
  Distributions from net realized gains....      --      --   (1.59)  (2.95)     --
                                             ------  ------  ------  ------  ------
Net asset value, end of fiscal year........  $29.70  $26.96  $20.00  $23.12  $27.98
                                             ======  ======  ======  ======  ======
Total Return (%) (a).......................   10.16   34.79   (7.72)  (7.10)  24.80

Ratios and Supplemental Data
  Expenses to average daily net assets
   With expenses waived (%)................    2.08    2.05    2.05    2.05    2.05
   Without expenses waived (%).............    2.08    2.17    2.09    2.08    2.05
  Net investment income (loss) to average
   daily net assets (%)....................   (1.26)  (1.58)  (0.66)  (1.17)  (1.18)
  Portfolio turnover rate (%)..............      59      45      54      85      85
  Net assets, end of fiscal year
   ($ millions)............................      78      57      43      44      51

----------
* Per share amounts have been calculated using the monthly average share method.
(a) These returns are calculated without the imposition of either front-end or contingent deferred sales charges.

    The accompanying notes are an integral part of the financial statements.

                                  Prospectus 50

Financial Highlights -- Value Equity Fund
--------------------------------------------------------------------------------

   The following table is intended to help you understand the performance of the Class A shares, Class B shares and Class C shares of the Value Equity Fund outstanding for the periods indicated. Certain information reflects financial results for a single Class A share, Class B share or Class C share. The total returns in the table represent the rate that an investor would have earned or lost on an investment in the fund (assuming reinvestment of all dividends and distributions). The information in this table for the periods presented has been audited by PricewaterhouseCoopers LLP, independent registered certified public accounting firm, whose report, along with the fund's financial statements, is included in the statement of additional information, which is available upon request.

                                                              Class A Shares*                           Class B Shares*
                                                 ----------------------------------------  ----------------------------------------
                                                        For the Fiscal Years Ended                 For the Fiscal Years Ended
                                                                October 31                                 October 31
                                                 ----------------------------------------  ----------------------------------------
                                                  2004    2003     2002     2001    2000    2004    2003     2002     2001    2000
                                                 ------  ------  -------  -------  ------  ------  ------  -------  -------  ------
Net asset value, beginning of fiscal year......  $16.00  $13.43  $ 16.99  $ 20.49  $18.33  $15.62  $13.15  $ 16.70  $ 20.16  $18.06
                                                 ------  ------  -------  -------  ------  ------  ------  -------  -------  ------
Income from Investment Operations:
  Net investment income (loss).................    0.18    0.14     0.10     0.19    0.21    0.05    0.04    (0.02)    0.02    0.07
  Net realized and unrealized gain (loss) on
   investments.................................    1.54    2.50    (3.59)   (2.42)   2.48    1.49    2.43    (3.53)   (2.35)   2.45
                                                 ------  ------  -------  -------  ------  ------  ------  -------  -------  ------
  Total from Investment Operations.............    1.72    2.64    (3.49)   (2.23)   2.69    1.54    2.47    (3.55)   (2.33)   2.52
                                                 ------  ------  -------  -------  ------  ------  ------  -------  -------  ------
Less Distributions:
  Dividends from net investment income.........   (0.14)  (0.07)   (0.07)   (0.30)  (0.11)  (0.06)     --       --    (0.16)     --
  Distributions from net realized gains........      --      --       --    (0.97)  (0.42)     --      --       --    (0.97)  (0.42)
                                                 ------  ------  -------  -------  ------  ------  ------  -------  -------  ------
  Total Distributions..........................   (0.14)  (0.07)   (0.07)   (1.27)  (0.53)  (0.06)     --       --    (1.13)  (0.42)
                                                 ------  ------  -------  -------  ------  ------  ------  -------  -------  ------
Net asset value, end of fiscal year............  $17.58  $16.00  $ 13.43  $ 16.99  $20.49  $17.10  $15.62  $ 13.15  $ 16.70  $20.16
                                                 ======  ======  =======  =======  ======  ======  ======  =======  =======  ======
Total Return (%) (a)...........................   10.78   19.78   (20.63)  (11.57)  15.13    9.90   18.78   (21.16)  (12.21)  14.28

Ratios and Supplemental Data
  Expenses to average daily net assets
   With expenses waived (%)....................    1.45    1.45     1.45     1.45    1.45    2.20    2.20     2.20     2.20    2.20
   Without expenses waived (%).................    1.85    2.04     1.72     1.69    1.72    2.60    2.79     2.47     2.44    2.47
  Net investment income (loss) to average
  daily net assets (%).........................    1.03    1.02     0.60     0.94    1.14    0.27    0.29    (0.14)    0.11    0.40
  Portfolio turnover rate (%)..................       9     123       66       76      95       9     123       66       76      95
  Net assets, end of fiscal year
   ($ millions)................................      14      11       10       13      13       3       3        2        2       1

                                                              Class C Shares*
                                                 ----------------------------------------
                                                       For the Fiscal Years Ended
                                                               October 31
                                                 ----------------------------------------
                                                  2004    2003     2002     2001    2000
                                                 ------  ------  -------  -------  ------
Net asset value, beginning of fiscal year......  $15.62  $13.16  $ 16.69  $ 20.16  $18.06
                                                 ------  ------  -------  -------  ------
Income from Investment Operations:
  Net investment income (loss).................    0.05    0.04    (0.02)    0.04    0.07
  Net realized and unrealized gain (loss) on
   investments.................................    1.49    2.42    (3.51)   (2.38)   2.45
                                                 ------  ------  -------  -------  ------
  Total from Investment Operations.............    1.54    2.46    (3.53)   (2.34)   2.52
                                                 ------  ------  -------  -------  ------
Less Distributions:
  Dividends from net investment income.........   (0.06)     --       --    (0.16)     --
  Distributions from net realized gains........      --      --       --    (0.97)  (0.42)
                                                 ------  ------  -------  -------  ------
  Total Distributions..........................   (0.06)     --       --    (1.13)  (0.42)
                                                 ------  ------  -------  -------  ------
Net asset value, end of fiscal year............  $17.10  $15.62  $ 13.16  $ 16.69  $20.16
                                                 ======  ======  =======  =======  ======
Total Return (%) (a)...........................    9.90   18.69   (21.15)  (12.26)  14.28

Ratios and Supplemental Data
  Expenses to average daily net assets
   With expenses waived (%)....................    2.20    2.20     2.20     2.20    2.20
   Without expenses waived (%).................    2.60    2.79     2.47     2.44    2.47
  Net investment income (loss) to average daily
   net assets (%)..............................    0.29    0.27    (0.15)    0.18    0.40
  Portfolio turnover rate (%)..................       9     123       66       76      95
  Net assets, end of fiscal year
   ($ millions)................................      17      12       10       13      12

--------
* Per share amounts have been calculated using the monthly average share method.
(a) These returns are calculated without the imposition of either front-end or contingent deferred sales charges.

    The accompanying notes are an integral part of the financial statements.

                                  Prospectus 51

[LOGO] Heritage FAMILY OF FUNDS(TM)

   Account Application
   P.O. Box 33022, St. Petersburg, FL 33733, 800-421-4184, www.HeritageFunds.com
   [ ]  Use existing account #
                               -----------------------------------
        (indicate fund and class in Fund Selection section on page 2)
   [ ]  Assign new account number

     IMPORTANT. YOU MUST COMPLETE ALL 4 PAGES AND ALL OWNERS MUST SIGN THIS APPLICATION. IF YOU ARE UPDATING AN EXISTING ACCOUNT, THOSE SIGNATURES MUST BE
                                   GUARANTEED.

--------------------------------------------------------------------------------
1. Account Registration Check the type of account being opened. All information is required.
--------------------------------------------------------------------------------

Important Information About Opening a New Account: Federal law requires all financial institutions to obtain, verify, and record certain personal information -- including name, street address, social security number, and date of birth among other information -- that will be used to verify identity. If you do not provide us with this information, we will not be able to open the account. If we are unable to verify your identity, we reserve the right to close the account.
--------------------------------------------------------------------------------

[ ] Individual or Joint Account (Joint tenancy with right of survivorship, unless indicated otherwise.)
[ ] Gift/Transfer to Minor State Established
                                             -----------------

-----------------------------------------------------------------------------   ------------------------   -----------------
Name of owner or custodian                                                      Social Security # (SSN)    Date of Birth

                                                                                                           (    )
--------------------------------------------------------------------------------------------------------   -----------------
Street Address (P.O. Boxes are not acceptable). This will be the mailing                                   Phone Number
address

-----------------------------------------------------------------------------   ------------------------   -----------------
City                                                                            State                      Zip
[ ] U.S. Citizen  [ ] Resident alien  [ ] Non-resident alien (W-8 required)     Country of residence    --------------------

-----------------------------------------------------------------------------   ------------------------   -----------------
Name of Joint owner or minor                                                    Social Security # (SSN)    Date of Birth

                                                                                                           (    )
--------------------------------------------------------------------------------------------------------   -----------------
Street Address (P.O. Boxes are not acceptable)                                                             Phone Number

-----------------------------------------------------------------------------   ------------------------   -----------------
City                                                                            State                      Zip
[ ] U.S. Citizen  [ ] Resident alien  [ ] Non-resident alien (W-8 required)     Country of residence    --------------------

[ ] For additional owners, check the box at left and provide name, address, SSN, and birth date for each on a separate page.
[ ] Check if you are an employee of the Distributor or participating broker-dealer as defined in the prospectus.
----------------------------------------------------------------------------------------------------------------------------

[ ] Trust, Business or Other Entity (Attach trust agreement, corporate resolution or other appropriate documents.)
Type of Entity: [ ] Trust  [ ] Public Corporation  [ ] Non-public corporation  [ ] Other
                                                                                         ----------------------------------

--------------------------------------------------------------------------------------------------------   -----------------
Entity Name                                                                                                Entity's TIN

                                                                                                           (    )
--------------------------------------------------------------------------------------------------------   -----------------
Street Address of Entity (P.O. Boxes are not acceptable)                                                   Phone Number

-----------------------------------------------------------------------------   ------------------------   -----------------
City                                                                            State                      Zip

-----------------------------------------------------------------------------   ------------------------   -----------------
Trustee's/Entity Representative's Name                                          Social Security # (SSN)    Date of Birth

                                                                                                           (    )
--------------------------------------------------------------------------------------------------------   -----------------
Residential Street Address of Trustee/Representative (P.O. Boxes are not                                   Phone Number
acceptable)

-----------------------------------------------------------------------------   ------------------------   -----------------
City                                                                            State                      Zip

SCAN: OPS/NEW APP                                                       Continue

--------------------------------------------------------------------------------
2. Fund Selection Choose which funds and class you are purchasing.
--------------------------------------------------------------------------------

If you do not specify a class of shares, Class A shares will be purchased. The minimum investment amount is $1,000 per fund unless you are participating in a systematic investment program.

                                    Share Class   Investment Amount
                                    A       C

      Income Funds:
[ ]   Intermediate Government     [ ] 01  [ ] 05  $
                                                    -------------
[ ]   High Yield Bond             [ ] 11  [ ] 15  $
                                                    -------------
      Equity Funds:
[ ]   Diversified Growth          [ ] 21  [ ] 25  $
                                                    -------------
[ ]   Small Cap Stock             [ ] 31  [ ] 35  $
                                                    -------------
[ ]   International Equity        [ ] 36  [ ] 37  $
                                                    -------------
[ ]   Capital Appreciation        [ ] 41  [ ] 45  $
                                                    -------------
[ ]   Mid Cap Stock               [ ] 46  [ ] 47  $
                                                    -------------
[ ]   Growth and Income           [ ] 51  [ ] 55  $
                                                    -------------
[ ]   Value Equity                [ ] 61  [ ] 65  $
                                                    -------------
[ ]   Growth Equity               [ ] 71  [ ] 75  $
                                                    -------------

      Heritage Cash Trust:
[ ]   Money Market                [ ] 91  [ ] 95  $
                                                    -------------
[ ]   Municipal Money Market      [ ] 81          $
                                                    -------------

TOTAL INVESTMENT                                  $
                                                    =============

Make your check payable to the fund and class you wish to purchase. If you're purchasing multiple funds, make the check payable to "Heritage Funds''. Your check should equal the "Total Investment" amount shown above.

--------------------------------------------------------------------------------
3. Account Options
--------------------------------------------------------------------------------

Telephone Transactions
[ ] Check this box if you DO NOT want to be able to process transactions via telephone order, as described in the prospectus.
Dividend and Capital Gain Distributions (Availability of options may be limited by your Financial Advisor.)
If none selected, all distributions will be reinvested.

Dividends:
[ ] Reinvest  [ ] Pay in cash  [ ] Pay to Heritage fund           ,
                                                        ----------
account #
          ----------

Capital Gains:
[ ] Reinvest  [ ] Pay in cash  [ ] Pay to Heritage fund           ,
                                                        ----------
account #
          ----------

Cash distributions should be sent to: [ ] Bank account specified on this application [ ] Address of record on account

Sales Charge Reductions (See prospectus for terms and limitations.)
[ ] Accounts held by you, your spouse and your minor children can be linked together for purposes of determining your sales charge. If you have accounts eligible to be linked, check this box and list them here:

--------------------------------------------------------------------------------

[ ]  Letter of Intent
     Please indicate the total you plan to invest over the next 13 months. Investments made up to 90 days before adopting this agreement are eligible for this discount. All prior investments can be applied toward meeting the investment requirement. If you don't complete this investment, you will be charged an additional sales charge:
     [ ] $25,000  [ ] $50,000  [ ] $100,000  [ ] $250,000  [ ] $500,000
     [ ] $1,000,000

                                                                        Continue

--------------------------------------------------------------------------------
4. Direct Payment Plan Enrollment Availability may be limited by your Financial Advisor.
--------------------------------------------------------------------------------

Use this section to link your Heritage account to your bank account. Please allow ten business days for this feature to be established. Shares will normally be received within three business days of the date you select to have your bank account debited or credited.

Bank Information (all bank account owners must sign)
ATTACH A VOIDED CHECK FROM THIS ACCOUNT IN THE SPACE PROVIDED ON THE NEXT PAGE.

                                                 (  )
-----------------------------------              -------------------------------
Bank Name                                        Bank Phone Number

-----------------------------------
City and State

-----------------------------------              -------------------------------
ABA (Routing Number)                             Account Number

--------------------------------------------------------------------------------
Name(s) on Bank Account   [ ] Checking Account   [ ] Savings Account

I hereby authorize Heritage Asset Management to initiate credit and debit entries to my (our) account at the Financial Institution indicated and for the Financial Institution to credit or debit the same to such an account through the Automated Clearing House (ACH) system, subject to the rules of the Financial Institution and the Fund. Heritage Asset Management may correct any transaction error with a debit or credit to my Financial Institution account and/or the Fund account. This authorization, including any credit or debit entries initiated thereunder, is in full force and effect until I notify Heritage Asset Management of its revocation by telephone or in writing and Heritage Asset Management has had sufficient time to act on it.

X                                       X
 -------------------  ----------------   ---------------------  ----------------
 Signature            Date               Signature              Date

Periodic Investment Program (PIP)

If you wish funds to be credited to your Heritage account from your bank account on a regular basis, complete the following.

                     Class [ ] A [ ] C                              $
-------------------                     --------------------------   -----------
Heritage Fund                           Heritage Account Number      Amount

                     Class [ ] A [ ] C                              $
-------------------                     --------------------------   -----------
Heritage Fund                           Heritage Account Number      Amount

Date [ ] 5th [ ] 15th Frequency [ ] Monthly [ ] Quarterly [ ] Semi-Annually
     [ ] Annually

Systematic Withdrawal Plan (SWP)

You can receive periodic payments from your Heritage account. The payments can be sent to your bank account, sent to you at your address of record or to another person you designate (with proper authorization). If you begin a SWP, you may redeem up to 12% annually of your current account value without incurring a contingent deferred sales charge. Should a CDSC or redemption fee apply, the liquidation will be such that you receive the requested amount, less any charges.

                   Class [ ] A [ ] B [ ] C                           $
-----------------                           -----------------------   ----------
Heritage Fund                               Heritage Account Number   Amount

Date [ ] 1st [ ] 5th [ ] 10th [ ] 20th Frequency [ ] Monthly [ ] Quarterly
     [ ] Semi-Annually [ ] Annually

Send payment to: [ ] The bank account listed above [ ] My address of record
[ ] The following payee:

-------------------------------------   ----------------------------------------
Payee Name                              Payee Account Number (if applicable)

--------------------------------------------------------------------------------
Payee Address, City, State, Zip

If payment is made to a payee other than the shareholder of record at the address of record, the signature(s) of all account owners in Section 5 must be accompanied by a signature guarantee (see prospectus).

                                                                        Continue

--------------------------------------------------------------------------------

Tape a preprinted voided check here. Deposit slips can only be used for savings accounts.

                                  DO NOT STAPLE

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
5. Signatures and Taxpayer Identification Certification (All account owners must sign.)
--------------------------------------------------------------------------------

Each person signing on behalf of an entity represents that his/her actions are authorized. I have received and read a current prospectus for each fund in which I am investing and understand that its terms are incorporated by reference into this application. I certify that the information provided is accurate and understand that it will be used to verify my identity. I understand that certain redemptions may be subject to a contingent deferred sales charge. I agree that the Fund, Heritage, Distributor and their Trustees, directors, officers and employees will not be held liable for any loss, liability, damage, or expense for relying upon this application or any instructions including telephone instructions they reasonably believe are authentic. If a taxpayer identification number is not provided and certified, all dividends paid will be subject to Federal backup withholding.

Taxpayer Identification Number Certification (U.S. Persons only. Non-U.S. Persons must include form W-8):Under penalties of perjury, I certify that: (1) The number (TIN) shown on this form is my correct TIN (or I am waiting for a number to be issued to me); (2) I am not subject to backup withholding because
(a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and (3) I am a U.S. person (includes a U.S. resident alien). You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because of under reporting interest or dividends on your tax return. The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

X                                       X
 -------------------  ----------------   ---------------------  ----------------
 Signature            Date               Signature              Date

If you are changing an existing account or adding a payee to your account other than the shareholder of record at the address of record, the signatures of all account owners must be accompanied by a medallion signature guarantee.
Place signature guarantee medallion in the space provided to the right
See the prospectus for more information.

--------------------------------------------------------------------------------
6.   Financial Advisor Information
--------------------------------------------------------------------------------

This purchase of shares complies with the current prospectus(es) for the fund(s) selected above and with the terms of the selling agreement with the Distributor. We agree to notify the Distributor of any purchases which may be eligible for a reduced or waived sales charge. We guarantee the signatures on this application and the legal capacity of the signers.

                           (  )                  X
------------------------   -------------------    ------------------------------
Financial Advisor's Name   Branch Phone Number    Registered Principal Signature

--------------------------------------------------------------------------------
Branch Address, City, State, ZIP

--------------------------------   ---------------------------------------------
Dealer name                        Dealer/Branch/Advisor Number

                                                                    GRAPHIC Done

                            PRIVACY NOTICE TO CLIENTS
                           OF HERITAGE FAMILY OF FUNDS

     Heritage Asset Management and Heritage Family of Funds (collectively "Heritage") are committed to protecting confidentiality of the information furnished to us by our clients. We are providing you this information as required by Regulation S-P adopted by the Securities and Exchange Commission.

Information about you that we collect:
--------------------------------------------------------------------------------

     We collect non-public personal information about you from the following sources: information we receive from you on applications or other forms or through our website; information about your transactions with us, our affiliates, or others; and information we may receive from a consumer reporting agency.

Our use of information about you:
--------------------------------------------------------------------------------

     We may share information about you with affiliated companies of Heritage Asset Management and with parties that provide other services to us, and with certain financial institutions with whom we have joint marketing arrangements. Otherwise, we do not disclose any non-public personal information about you to anyone except as permitted by law. We follow the same policy with respect to non-public information received from all clients and former clients.

How we protect your confidential information:
--------------------------------------------------------------------------------

     Heritage has policies that restrict access to non-public personal information about you to those employees who have need for that information to provide investment alternatives or services to you, or to employees who assist those who provide investment alternatives or services to you. We maintain physical, electronic and procedural safeguards to protect your non-public personal information.

                                      PN-1                        Privacy Notice

                              FOR MORE INFORMATION

     More information on the funds is available free upon request, including the following:

   Annual/Semiannual Reports. Provides additional information about the funds' investments, describes each fund's performance, and contains letters from the fund managers discussing recent market conditions, economic trends and fund strategies that significantly affected the funds' performance during that period.

   Statement of Additional Information (SAI). Provides more details about each fund and its policies. A current SAI is on file with the Securities and Exchange Commission and is incorporated herein by reference (meaning it is legally considered part of this Prospectus).

    To obtain information or make an inquiry, contact Heritage Mutual Funds:

By mail:      P.O. Box 33022
              St. Petersburg, Florida 33733
By telephone: (800) 421-4184
By internet:  www.HeritageFunds.com

    These documents and other information about the funds can be reviewed and copied at the Securities and Exchange Commission's Public Reference Room in
 Washington, D.C. Information on the operation of the Public Reference Room may be obtained by calling the Commission at (202) 942-8090. Reports and other information about the funds may be viewed on-screen or downloaded from the
  EDGAR Database on the SEC's internet website at http://www.sec.gov. Copies of these documents may be obtained, after paying a duplicating fee, by electronic request at the following Email address: publicinfo@sec.gov, or by writing the SEC's Public Reference Section, Washington, D.C. 20549-0102.

      Heritage offers the ability to receive these documents and other fund information electronically, via notification to an e-mail address you provide.
  To enroll in this service, visit www.HeritageFunds.com. Further, to eliminate unnecessary duplication, and reduce the cost to fund shareholders, only one copy of the Prospectus or other shareholder reports may be sent to shareholders with the same mailing address. However, if you wish to receive a copy of the
   Prospectus or other shareholder reports for each shareholder with the same mailing address, please call (800) 421-4184 or send an Email to:
                        ClientServices@HeritageFunds.com.

   The funds' Investment Company and Securities Act registration numbers are:

Heritage Capital Appreciation Trust   811-4338    2-98634
Heritage Growth and Income Trust      811-4767    33-7559
Heritage Series Trust                 811-7470   33-57986

No dealer, salesman or other person has been authorized to give any information or to make any representation other than that contained in this Prospectus in connection with the offer contained in this Prospectus, and, if given or made, such other information or representations must not be relied upon unless having been authorized by the funds or their distributor. This Prospectus does not constitute an offering in any state in which such offering may not lawfully be made.

249M 01/05

                                  Prospectus 52

              Would you like to receive future mailings via E-Mail?
                           If so, please let us know.
                     Visit www.HeritageFunds.com to enroll.

                                                    Supplement to the Prospectus
                                                           Heritage Equity Funds
                                                                    July 1, 2005
                       [LOGO] Heritage FAMILY OF FUNDS(TM)
                       The Intelligent Creation of Wealth.

                              HERITAGE EQUITY FUNDS
                          SUPPLEMENT DATED JULY 1, 2005
                     TO THE PROSPECTUS DATED JANUARY 2, 2005

Mid Cap Stock Fund

Stacey Serafini Thomas, CFA, a Vice President and Co-Portfolio Manager of Eagle Asset Management, Inc. ("Eagle"), subadviser to the Heritage Series Trust - Mid Cap Stock Fund, has been appointed as Co-Portfolio Manager of the fund effective as of July 1, 2005. As a result of her appointment, following changes are made to the Heritage Equity Funds Prospectus dated January 2, 2005.

The "Portfolio Manager" paragraph for the Mid Cap Stock Fund at the bottom of page 21 of the Prospectus is replaced as follows:

     Portfolio Managers. Todd McCallister, Ph.D., CFA, Managing Director and a Senior Vice President of Eagle, and Stacey Serafini Thomas, CFA, a Vice President and Co-Portfolio Manager of Eagle, are jointly responsible for the day-to-day management of the fund's investment portfolio.

In addition, the "Mid Cap Stock Fund" paragraph on page 32 of the Prospectus is replaced as follows:

     Mid Cap Stock Fund--Todd McCallister, Ph.D., CFA, Managing Director and Senior Vice President of Eagle, and Stacey Serafini Thomas, CFA, a Vice President and Co-Portfolio Manager of Eagle, are Co-Portfolio Managers of the fund and are jointly responsible for the day-to-day management of the fund's investment portfolio. Mr. McCallister joined Eagle in 1997 and has served as the fund's portfolio manager since inception. Ms. Thomas joined Eagle in 1999 and prior to her appointment as the fund's Co-Portfolio Manager in 2005 served as the fund's Assistant Portfolio Manager from 2000-2005.